UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Amendment No. 2)

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant	☐

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☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

LINCOLNWAY ENERGY, LLC
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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PRELIMINARY PROXY STATEMENT – SUBJECT TO COMPLETION
DATED ____________ ____, 2022

[Proxy Mailed Date], 2022

Dear Member:

You are cordially invited to an Annual Meeting of the members of Lincolnway Energy, LLC (the “Company”) which will be held at the Radisson Hotel Ames Conference Center at ISU, 2609 University Blvd., Ames, Iowa on [Meeting Date], 2022, commencing at 9:00 a.m. central time (the “Annual Meeting”).

A Notice of Internet Availability of Proxy Materials (which includes information about the proxy card, proxy statement, and notice of the Annual Meeting (the “Proxy Materials”)) was mailed to our members on or about [Proxy Mailed Date], 2022, and the Proxy Materials were posted on our website at www.linconwayenergy.com under the “Investors” tab on the same date. We urge all members to access the Proxy Materials, print the proxy card, fill it out and send it to us to count your votes for the Annual Meeting. We will also mail proxy cards to all members on or about [Proxy Card Mailed], 2022.

Details of the business to be conducted at our Annual Meeting are provided in the attached Notice of Annual Meeting of Members and Proxy Statement.

YOUR VOTE IS VERY IMPORTANT, and it is important that your units be represented and voted at the meeting. The directors therefore urge you to carefully review all of the Proxy Materials, and then print, complete, sign and date the proxy card and promptly return it to the Company. You can print the proxy card from our website www.lincolnwayenergy.com at the “Investor” tab. Your proxy card must be received at the Company’s principal office at 59511 W. Lincoln Highway, Nevada, Iowa 50201, before 9:00 a.m. central time on [Meeting Date], 2022 in order to be valid. This will also help ensure a quorum at the meeting and will save the Company the expense of additional solicitations. If you return your proxy card before the meeting and decide that you want to change your vote, you may revoke your proxy at any time prior to 9:00 a.m. central time on [Meeting Date], 2022 by delivering a written revocation and/or a new proxy card to the Company’s principal office which is received prior to 9:00 a.m. central time on [Meeting Date], 2022. You may also revoke your proxy by attending the Annual Meeting and delivering a written revocation to any director at any time before the voting results are announced at the Annual Meeting.

On behalf of the directors, I would like to thank you for your continued interest in the affairs of Lincolnway Energy, LLC, and we look forward to seeing you at our Annual Meeting.

Sincerely,

/s/ Seth Harder
Seth Harder
President
[Proxy Mailed Date], 2022

NOTICE OF ANNUAL MEETING OF MEMBERS
to be held on [Meeting Date], 2022

Date:	[Meeting Date], 2022

Time:	9:00 a.m. central time

Place:	Radisson Hotel Ames Conference Center at ISU, 2609 University Blvd., Ames, Iowa Members can contact the Company at (515) 232-1010 if you need directions to the Annual Meeting.

Purpose:
•Amend and restate our Fourth Amended and Restated Operating Agreement dated April 1, 2020 (our “Existing Operating Agreement”) to provide for five separate and distinct classes of units: Common, Class A, Class B, Class C, and Class D Units
•Reclassify our units into Common, Class A, Class B, Class C, and Class D Units for the purpose of discontinuing the registration of our units under the Securities Exchange Act of 1934 (“Exchange Act”)
•Adjourn or postpone the Annual Meeting, if necessary or appropriate, for the purpose of soliciting additional proxies if there are not sufficient votes at the time of the Annual Meeting to approve the matters under consideration
•Election of two (2) Common Directors
•Ratify the appointment of RSM US LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2022

The foregoing items are more fully described in the accompanying Proxy Statement.

Record Date:	Only members of record on [Record Date], 2022 (the “Record Date”) are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement of the meeting.

Proxy Voting:
Your vote is very important, and our directors desire that all members be present or represented at the Annual Meeting. Please print, sign, date and return the proxy card located on our website at www.lincolnwayenergy.com under the “Investor” tab at your earliest convenience so that your units may be voted.

By Order of the Board of Directors,

Nevada, Iowa	/s/ William Couser
[Proxy Mailed Date], 2022	William Couser, Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
ANNUAL MEETING OF MEMBERS TO BE HELD ON [MEETING DATE], 2022
The Notice of Annual Meeting and the Proxy Statement for the Annual Meeting are available free of charge at www.lincolnwayenergy.com under the “Investor” tab.

Exhibit 99.1	Registrant's 10-K FYE 9-30-2021 filed with the Commission on December 22, 2021
Exhibit 99.2	Registrant's 10-Q/A FQE 12-31-2021 filed with the Commission on March 29, 2022
Exhibit 99.3	FOURTH AMENDED AND RESTATED OPERATING AGREEMENT
Exhibit 99.4	PROPOSED FIFTH AMENDED AND RESTATED OPERATING AGREEMENT
APPENDIX A	FORM OF PROXY
APPENDIX B	FORM OF TRANSMITTAL LETTER

ABOUT THE ANNUAL MEETING

In this Proxy Statement, “Lincolnway,” “LWE,” “we,” “our,” “ours,” “us” and the “Company” refer to Lincolnway Energy, LLC, an Iowa limited liability company.

“Reclassification” refers to the reclassification of certain of our registered units into two newly-created classes: Class C and Class D; the outstanding units that are not reclassified will remain in our three existing classes: Common, Class A, and Class B. As a result, following the Reclassification (if completed), we would have five classes of units: Common, Class A, Class B, Class C, and Class D. References to our “units” generally refers to our currently outstanding membership units; a portion of such outstanding units will be renamed as Class C or Class D Units if the Reclassification is consummated.

Date, Time and Place of the Annual Meeting

Our board of directors (“Board”) is asking for your proxy for use at the Annual Meeting on [Meeting Date], 2022 at 9:00 a.m. central time, at the Radisson Hotel Ames Conference Center at ISU, 2609 University Blvd., Ames, Iowa, and at any adjournments or postponements of that meeting. Registration for the Annual Meeting begins at 8:00 a.m. central time.

Proposals to be Considered at the Annual Meeting

Our Board has authorized, and unanimously recommends for your approval at the Annual Meeting, the following Proposals:

Proposal	Description	Board Voting Recommendation
No. 1	Amend and restate our Fourth Amended and Restated Operating Agreement	FOR
No. 2	Approval of the Reclassification of units	FOR
No. 3	Adjournment or Postponement the Annual Meeting	FOR
No. 4	Election of two (2) common directors	FOR Election of Taylor and Couser
No. 5	Ratification of our independent registered public accounting firm	FOR

Our members will vote on these matters separately. If Proposals 1 and 2 are not both approved, our Board, will not implement either:

•the amendment and restatement to our Fourth Amended and Restated Operating Agreement (the "Existing Operating Agreement"), the Fifth Amended and Restated Operating Agreement (the "Proposed Operating Agreement"); or
•the Reclassification

Our Board will have the discretion to determine if and when to effect the Proposed Operating Agreement, including the Reclassification, and reserves the right to abandon the Proposed Operating Agreement and the Reclassification, even if approved by the members. For example, if the number of record holders of units changes such that the Reclassification would no longer accomplish our intended goal of discontinuing our reporting obligations owed to the Securities and Exchange Commission (the “SEC”), our Board may determine not to effect the Reclassification.

Our Directors are asking separately for the vote to amend and restate our Fourth Amended and Restated Operating Agreement (Proposal 1) and the approval of the Reclassification of units (Proposal 2), though the Reclassification could be effected solely through the approval of Proposal 1. The Directors believe that the Reclassification is an important unitholder matter and deserves separate distinct attention, given the impacts on our unitholders. The Directors, in the interest of fairness, want to make explicitly clear the impacts that the Proposed Operating Agreement will have on the Company. The Proposed Operating Agreement and the Reclassification are conditioned on one another, unless the unitholders vote in favor of both proposals, both will fail. For more information on the effect of the Reclassification of your units, please see the section entitled "Effects of the Reclassification on Unit Holders of LWE."

We expect that if our members approve the Reclassification and Proposed Operating Agreement and our Board elects to effect the Proposed Operating Agreement, the Reclassification will become effective on [Reclass Effective Date], 2022.

No member proposals will be able to be made or acted upon at the Annual Meeting, and no member action will otherwise be able to be taken at the Annual Meeting, other than voting on the above proposals.

Availability of Proxy Materials

Our Proxy Statement and Annual Report are also available online at www.lincolnwayenergy.com.

Under the U.S. Securities and Exchange Commission’s “notice and access” rules, we have elected to use the Internet as our primary means of furnishing proxy materials to our members. Consequently, most members will not receive paper copies of our proxy materials. We instead sent our members a Notice of Internet Availability of Proxy Materials (“Internet Availability Notice”) containing instructions on how to access this Proxy Statement and our Annual Report via the Internet. The Internet Availability Notice also included instructions on how to receive a paper copy of your proxy materials, if you so choose. If you received your annual meeting materials by mail, your proxy materials, including your proxy card, were enclosed. We believe that this process expedites members’ receipt of proxy materials, lowers the costs of our 2022 Annual Meeting and helps to conserve natural resources.

This Proxy Statement, the Notice of the 2022 Annual Meeting, proxy card and our Annual Report may be requested by calling or e-mailing Kay Gammon at (515) 232-1010 or kgammon@lincolnwayenergy.com or accessing www.lincolnwayenergy.com and clicking on the “Investor” tab.

Record Date

Only members of record on the Record Date are entitled to notice of, and to vote at, the Annual Meeting. You may vote at the Annual Meeting if you were the record owner of units of the Company at the close of business on [Record Date], 2022, which is the Record Date. At the close of business on the Record Date, 105,122 units were issued and outstanding held by approximately 983 unit holders of record. If you are a holder of Common, Class A and/or Class B Units of the Company, you are entitled to one vote on each proposal considered and voted upon at the Annual Meeting for each unit you held of record at the close of business on the Record Date.

Quorum; Vote Required for Approval

Pursuant to Section 6.7 of our Existing Operating Agreement, members holding at least 25% of the outstanding units (which shall include members holding at least 25% of the outstanding Common Units and Class B Units, in the aggregate and, with respect to any matter upon which the Class A Units are entitled to vote, shall include Members holding at least 25% of the outstanding Class A Units) will constitute a quorum of the members for the Annual Meeting. Since we had 42,049 Common Units, 6,987 Class B Units, and 56,086 Class A Units outstanding and entitled to vote as of the Record Date, an aggregate of at least 12,259 Common Units and Class B Units in addition to at least 14,022 Class A Units need to be represented at the Annual Meeting in order for there to be a quorum.

Approval of the Proposed Operating Agreement, including the provisions to effect the Reclassification, requires the affirmative vote of a majority of the Common Units, a majority of the Class A Units, and a majority of the Class B Units that are outstanding, eligible to vote and represented in person or by proxy at the Annual Meeting, if a quorum is present. In accordance with Section 6.6 of our Existing Operating Agreement, abstentions or proxies or ballots marked to “withhold authority” will be counted for purposes of determining the presence or absence of a quorum for the transaction of business but will not be counted as votes cast for or against the proposals to be voted upon at the Annual Meeting. Our Directors are asking separately for the vote to amend and restate our Fourth Amended and Restated Operating Agreement (Proposal 1) and the approval of the Reclassification of units (Proposal 2), though the Reclassification could be effected solely through the approval of Proposal 1. The Directors believe that the Reclassification is an important unitholder matter and deserves separate distinct attention, given the impacts on our unitholders. The Directors, in the interest of fairness, want to make explicitly clear the impacts that the Proposed Operating Agreement will have on the Company. The Proposed Operating Agreement and the Reclassification are conditioned on one another, unless the unitholders vote in favor of both proposals, both will fail. For more information on the effect of the Reclassification of your units, please see the section entitled "Effects of the Reclassification on Unit Holders of LWE."
If a quorum is not present at the time and place scheduled for the Annual Meeting, the members present at that time may reschedule the Annual Meeting to a later date in order to give the Board additional time to solicit proxies for use at the Annual Meeting. The proposal to adjourn or postpone the Annual Meeting must be approved by the holders of at least a majority of the outstanding units represented at the Annual Meeting (even if a quorum is not present) in order for the meeting to be validly postponed or adjourned to solicit additional proxies or for other purposes.

Voting and Revocation of Proxies

You may vote your units in person by attending the Annual Meeting, or by mailing us your completed proxy. You must return the proxy card to the Company no later than 9:00 a.m. central time on [Meeting Date], 2022 for your vote to be valid. If a proxy card is submitted by mail without instructions as to the five proposals, the proxies will be voted “FOR” the Proposal to Amend and restate our Fourth Amended and Restated Operating Agreement; “FOR” the Reclassification of the Company's Units; “FOR” the Adjournment or Postponement Proposal; "FOR" the Vote of the Election of Directors which will result in a vote for the Common Directors, William Couser and Jeff Taylor; and "FOR" the ratification of RSM US LLP as our independent registered public accounting firm.

A member who returns a proxy card to the Company before the Annual Meeting but wants to change the member’s vote, can do so at any time by either (i) delivering a written revocation and/or completing and delivering a new proxy card to the Company’s principal office at 59511 W. Lincoln Highway, Nevada, Iowa 50201 which is received any time before 9:00 a.m. central time on [Meeting Date], 2022, or (ii) attending the Annual Meeting and delivering a written revocation to any director at any time before the voting results are announced at the meeting.

If your units are held in the name of your brokerage firm, bank, fiduciary, trustee, custodian or other nominee, you are considered the beneficial owner of units held in your name. If you are the beneficial owner of your units and not the holder of record, you will need to contact your brokerage firm, bank, fiduciary, trustee, custodian or other nominee to revoke any prior voting instructions or bring with you a legal proxy from your brokerage firm, bank, fiduciary, trustee, custodian or other nominee authorizing you to vote the units.

Solicitation of Proxies; Expenses of Solicitation

The proxy materials are being provided to you by the Company and proxies will be solicited on behalf of the Company by our directors, officers and employees. The original solicitation of proxies by mail may be supplemented by solicitations by our directors, officers and employees by telephone, electronic or other means to request members return their proxy cards or attend the Annual Meeting. No compensation will be paid to our directors, officers or employees for any solicitations.

The Company will bear the expenses in connection with this solicitation of proxies. Copies of the proxy materials and any other solicitation materials will be provided to brokerage firms, banks, fiduciaries, trustees, custodians or other nominees holding units in their names that are beneficially owned by others so that they may forward the solicitation materials to such beneficial owners. We will reimburse brokerage firms, bank, fiduciaries, trustees, custodians, or other nominees for the reasonable out-of-pocket expenses incurred by them in connection with forwarding the proxy material or any other solicitation materials. The Company has not employed any third party to solicit proxies for the Annual Meeting.

We are mailing the Notice of Internet Availability of Proxy Materials and making the proxy materials available to our members on or about [Proxy Mailed Date], 2022.

Authority to Adjourn the Annual Meeting to Solicit Additional Proxies

We are also asking our members to grant full authority for the Annual Meeting to be adjourned, if necessary or desirable, for the purpose of soliciting additional proxies to approve the proposals presented in this Proxy Statement.

The approval of the Adjournment or Postponement Proposal requires the affirmative vote (in person or by proxy) of the holders of a majority of the holders of the of Class A Units, Class B Units, and Common Units voting as a single class at a meeting even where a quorum is not present

QUESTIONS AND ANSWERS ABOUT THE RECLASSIFICATION

This summary provides an overview of material information about the proposed Reclassification and the proposed amendment and restatement of our Existing Operating Agreement by adopting the Proposed Operating Agreement. However, it is a summary only. To better understand the Reclassification and for a more complete description of its terms, we encourage you to carefully read this entire document and the documents to which it refers before voting.

Q: What is the Reclassification?

A.We are proposing that our members amend and restate our Existing Operating Agreement by adopting the Proposed Operating Agreement. If the Proposed Operating Agreement is adopted, it will, among other things, provide for five separate classes of units: Common, Class A, Class B, Class C and Class D Units. Certain of our outstanding Common Units will be reclassified on the basis of one Class C or Class D Unit for each unit currently held, as follows:

•Common Units held by holders of exactly 25 of our Common Units into Class C Units;
•Common Units held by holders of less than 25 of our Common Units into Class D Units; and

•Common Units held by holders of 26-49 or our Common Units into Class D Units.

Common Units held by holders of 50 or more of our Common Units will not be reclassified. Further, current outstanding Class A and Class B Units will not be reclassified.

The adoption of the Proposed Operating Agreement and the Reclassification must both be approved to effect the Reclassification. For more information about the terms of the Reclassification and the Proposed Operating Agreement, please refer to “Special Factors Related to the Reclassification” and “The Fifth Amended and Restated Operating Agreement.”

Neither the SEC nor any state securities commission has approved or disapproved the Proposed Operating Agreement or the Reclassification, or has passed upon the merits or fairness of the Reclassification or upon the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offense.

Q: What is the purpose and structure of the Reclassification?

A.The purpose of the Reclassification is to allow us to terminate our SEC reporting obligations (known as “going private”). The primary effect of the Reclassification will be to reduce the total number of unit holders of record of our current Common Units to below 300 unit holders by reclassifying part of our current Common Units as Class C or Class D Units. This will allow us to terminate our registration under the Securities Exchange Act of 1934 (the “Exchange Act”) and relieve us of the costs of preparing and filing public reports and other documents. It will also allow our management and employees to shift time spent from complying with SEC reporting obligations to our operational and business goals.

The Reclassification is being effected at the unit holder level. This means that we use the number of units registered in the name of each holder to determine how that holder’s units will be reclassified. On [Member Letter Date], 2022, the Company sent a letter to its unit holders notifying them that they had until [Transfer End Date], 2022 to make transfers of units before the Reclassification. The purpose of this letter was to allow unit holders the opportunity to make transfers (subject to our Existing Operating Agreement and applicable laws) before the Reclassification so that they could own the requisite number of units to be in their desired class. We will restrict transfers after [Transfer End Date], 2022 to allow the Company to determine the number of Common, Class A, Class B, Class C, and Class D members that would result from the Reclassification before providing our members with proxy materials.

Q: What will be the effects of the Reclassification?

A.The Reclassification is a “going private transaction,” meaning that it will allow us to deregister with the SEC, and we will no longer be subject to reporting obligations under federal securities laws. As a result of the Reclassification:

•The Common Units currently registered under the Exchange Act (some of which will be reclassified as Class C and Class D Units) will be reduced from approximately 42,049 Common Units to 26,568 Common Units, and the number of unit holders of currently-registered Common Units will decrease from 921 Common unit holders to approximately 269 Common unit holders;

•The newly-created Class C Units will correspondingly increase to approximately 9,200 units held by approximately 368 Class C unit holders;

•The newly-created Class D Units will correspondingly increase to approximately 6,281 units held by approximately 284 Class D unit holders;

•The number of units and holders of the current Class A and Class B Units will not be affected as a result of the Reclassification;

•The percentage of beneficial ownership of and voting power held by directors and executive officers of LWE as a group will increase from approximately 2.5% of the current Common Units to approximately 4.0% of the Common Units after the Reclassification, which will not materially change their collective ability to control the Company in their capacity as members;

•Certain Common unit holders will receive one Class C or Class D Unit (as applicable) for each Common Unit they held immediately before the Reclassification, and they will continue to have an equity interest in LWE and share in our profits and losses and may be entitled to realize any future value received in the event of any sale of the Company;

•Certain Common unit holders will be required to surrender their original units in exchange for Class C or Class D Units, for which they will receive no consideration (other than the units received in the Reclassification);

•Because the number of record unit holders of our Common Units currently registered under the Exchange Act will be reduced to less than 300, the number of record holders of our existing Class A and Class B Units will continue to be less than 500 for each class, and our new Class C and Class D Units will be less than 500 for each class, we will be allowed to terminate our status as an SEC reporting company;

•The new Class C unit holders will have limited voting rights, which include the right to elect three directors (voting with Common, Class B and Class D unit holders) and to vote on dissolution of the Company and on any amendments to the Proposed Operating Agreement that would modify the limited liability of Class C unit holders. The loss of other voting rights may cause potential purchasers of Class C Units to value these units at a value less than Common, Class A and Class B Units;

•The new Class D unit holders will have limited voting rights, which include the right to elect three directors (voting with Common, Class B and Class C unit holders) and to vote on any amendments to the Proposed Operating Agreement that would modify the limited liability of Class D unit holders. The loss of other voting rights may cause potential purchasers of Class D Units to value these units at a value less than Common, Class A, Class B and Class C Units;

•The Common, Class B, Class C and Class D Units will also be subject to right of first refusal transfer restrictions and drag-along rights. In the event that a majority of the Class A Members, the Common Members, the Class B Members and the Class C Members voting as separate classes, propose to transfer their Units, all of the Units owed by all of the Company’s members must be sold in the transaction so long as the transaction is approved by the Directors. Further, in the event of any involuntary transfers by the holders of Common Units, Class B Units, Class C Units or Class D Units, the Company will have a right to redeem some or all of the units proposed to be involuntarily transferred.

For more information, please refer to the subheadings “Effects of the Reclassification on LWE” and “Effects of the Reclassification on Unit Holders of LWE” under the heading “Special Factors Related to the Reclassification.”

Q:    What does it mean for LWE and our unit holders that LWE will no longer be subject to federal securities laws reporting obligations?

A:    We will no longer be required to file annual, quarterly and current reports with the SEC. These reports contain important information about LWE’s business and financial condition, which will no longer be publicly available. However, under the Proposed Operating Agreement, our unit holders will be allowed to inspect and copy information regarding the activities, financial condition, and other circumstances of the Company as is just and reasonable if certain conditions are met. Additionally, the Company intends to make available to the members an annual report containing the Company’s audited financial statements and quarterly reports containing the Company’s unaudited financial statements. These financial statements and annual and quarterly reports, however, may not be the same as those required for reporting companies, and we will no longer be subject to the regulations for reporting companies. The liquidity of the units you hold in LWE may be reduced since there will be no public information available about LWE, and all of our units will only be tradable in privately-negotiated transactions, without the availability of a qualified-matching service. Additionally, the Company will no longer be directly subject to the provisions of the Sarbanes-Oxley Act of 2002 (“SOX”) applicable to public-reporting companies, which, among other things, requires our CEO and CFO to certify as to the accuracy of our financial statements and internal controls over financial reporting.

Q: Why are you proposing the Reclassification?

A: Our reasons for the Reclassification are based on:

•The administrative burden and expense of making our periodic filings with the SEC;

•As a reporting company, we must disclose information to the public, including information that may be helpful to actual or potential competitors in challenging our business operations and taking market share, employees and customers away from us. Terminating our reporting obligations will help to protect sensitive information from disclosure;

•Operating as a private company will reduce the burden on our management and employees from stringent SEC-reporting requirements, thus allowing management to focus more of its attention directly on our business operations;

•Management will have increased flexibility to consider and initiate actions that may produce long-term benefits and growth, such as a merger or sale of the Company, without being required to file proxy materials with the SEC and otherwise comply with proxy rules under the Exchange Act;

•Our unit holders receive limited benefit from LWE being an SEC-reporting company because of our small size and the limited trading of our units, especially when compared to the costs of disclosure pursuant to SEC requirements and SOX compliance;

•We have been able to structure our going private transaction to allow all of our unit holders to retain an equity interest in LWE, and none of our unit holders would be forced out; and

•We anticipate the expense of a going private transaction will be less than the cumulative future expenses of complying with continued SEC reporting obligations and SOX compliance.

We considered that some of our unit holders may prefer that we continue as an SEC reporting company, which is a factor weighing against the Reclassification. However, we believe that the disadvantages and costs of continuing our SEC reporting obligations outweigh the advantages. Our Board considered several positive and negative factors affecting unit holders who will hold our Common Units, Class A Units, and Class B Units, as well as those unit holders whose units will be reclassified into Class C or Class D Units in making its determination, as discussed throughout this Proxy Statement.

Based on a careful review of the facts related to the Reclassification, our Board has unanimously concluded that the terms of the Reclassification are substantively and procedurally fair to our unitholders. Our Board unanimously approved the Reclassification. Please see the subheadings “Reasons for the Reclassification,” “Fairness of the Reclassification” and “Board Recommendation” under the heading “Special Factors Related to the Reclassification.”

Q: What changes to our Existing Operating Agreement are being proposed by the Board?

A:    The Board has proposed amending and restating our Existing Operating Agreement by adopting the Proposed Operating Agreement, primarily to reclassify our units and revise the voting and transfer rights of each class.

For more information, please refer to the information under the heading “The Fifth Amended and Restated Operating Agreement.” To review all of the proposed changes to our Existing Operating Agreement, please see Exhibit 99.4: “Proposed Fifth Amended and Restated Operating Agreement.”

Q: What is the Board’s recommendation regarding the Reclassification?

A:    The Board has determined that the Reclassification is in the best interests of our members. The Board unanimously approved the Reclassification and recommends that our members vote “FOR” the Reclassification and “FOR” the adoption of the Proposed Operating Agreement.

Q: What will I receive in the Reclassification?

A:    If you are the record holder of 50 or more of our existing Common Units on the date of the Reclassification, your units will not be reclassified, and you will continue to hold the same amount of Common Units. If you are the record holder of exactly 25 of our existing Common Units on the date of the Reclassification, your units will automatically be converted into an equal number of Class C Units. If you are the record holder of between 26 and 49 of our existing Common Units or less than 25 of our existing Common Units on the date of the Reclassification, your units will automatically be converted into an equal number of Class D Units. If you are currently a holder of our Class A Units or our Class B Units, your units will not be reclassified, and you will continue to hold the same amount of Class A Units or Class B Units, respectively.

If the Reclassification is adopted and you receive Class C or Class D Units:

•You will receive no other consideration for your units when they are reclassified;
•Class C and Class D unit holders will have limited voting rights and thus may hold units with less value;

•You will receive units with very limited transferability rights, which may be even less liquid than the units you currently hold; and
•You will lose the benefits of holding securities registered under Section 12 of the Exchange Act.

Q: What are the differences between the Common Units, Class A, Class B, Class C and Class D Units?

A:    Generally, if members approve the Proposed Operating Agreement, the voting rights of the Common, Class A and Class B Units will remain unchanged. The voting rights of Class C Units will be restricted to the election of certain directors, dissolution, and any amendments to the Proposed Operating Agreement that would modify the limited liability of the Class C members. Class D Units will be restricted to voting only on the election of certain directors and any amendments to the Proposed Operating Agreement that would modify the limited liability of the Class D members. Class D unit holders will have no voting rights on a change of control. All Common, Class B, Class C, and Class D Units will continue to be restricted to transfers that our Board approves and will also be subject to a right of first refusal and drag-along rights. Class A Units will be permitted to make transfers in accordance with Section 9.14 of the Proposed Operating Agreement, subject to the express right of the Board to decline any transfer which would impose SEC reporting requirements. Under the Proposed Operating Agreement, the new Class C and Class D unit holders will receive the same share of our regular/non-liquidating distributions as our Common, Class A and Class B unit holders. Under the Proposed Operating Agreement, Class A unit holders will have liquidation preference equal to unreturned contributions; subject to Class A preference, Class B unit holders will have preference equal to the Class B unreturned contributions; and subject to the Class A and Class B liquidation preference, Common, Class C, and Class D unit holders will have equal liquidation preference. Please refer to the comparison table under the heading “The Fifth Amended and Restated Operating Agreement” below for more detailed information.

Q:    Why are 50 units, 25 units and 26-49 units, or below 25 units the thresholds for determining who will retain Common Units and who will receive Class C or Class D Units?

A:    The purpose of the Reclassification is to reduce the number of record holders of our currently registered Common Units to less than 300 and to have less than 500 holders of each of our Class A, Class B, Class C, and Class D Units, which will allow us to deregister as an SEC reporting company. Our Board selected the respective threshold numbers to enhance the probability that we will achieve the applicable unit holder numbers for each class after the Reclassification, if approved.

Q: When is the Reclassification expected to be completed?

A: If the Reclassification is approved, we expect to complete it as soon as practicable following the Annual Meeting.

Q: What if the Reclassification is not approved or is not later implemented?

A:    The Reclassification will not be completed if less than a majority of the Common Units, a majority of the Class A Units, and a majority of the Class B Units represented at the Annual Meeting are voted for the Reclassification. Additionally, our Board will have the discretion to determine if and when to effect the Proposed Operating Agreement and the Reclassification, and may abandon them, even if approved by the members. For example, if the number of record holders of units changes such that the Reclassification would no longer accomplish our intended goal of discontinuing our SEC reporting obligations, the Board may determine not to effect the Reclassification.

If the Reclassification is not completed, we will continue our current operations under our Existing Operating Agreement, and we will continue to be subject to SEC reporting requirements.

Q: What will happen if LWE gains additional unit holders in the future?

A:    We are currently subject to the reporting obligations under the Exchange Act because we have more than 500 unit holders of record of our Common Units. If the unit holders approve the Reclassification, our currently-registered Common Units will be held by less than 300 unit holders of record. We may then terminate the registration of those units and the obligation to file periodic reports. Therefore, if we ever have 500 of more holders of our Common, Class A, Class B, Class C, or Class D Units, then we will again be responsible for filing reports with the SEC.

Q:    If the Reclassification is approved, will LWE continue to have its annual financial statements audited, and will I continue to receive information about LWE?

A:    Even if we terminate our registration with the SEC, we will continue to make available to our members an annual report containing audited financial statements in accordance with our Existing Operating Agreement and the Proposed Operating Agreement. In addition, we will continue to make available to our members quarterly reports containing unaudited financial statements. Members, however, will not receive the same level of disclosure as before the Reclassification, because the financial information will not be subject to the disclosure requirements and obligations that the federal securities laws require of public companies.

Q: Will I have appraisal rights in connection with the Reclassification?

A:    Under Iowa law and our Existing Operating Agreement, you do not have appraisal or dissenter’s rights in connection with the Reclassification. However, other rights or actions besides appraisal and dissenter’s rights may exist under Iowa law or federal securities laws for unit holders who can demonstrate that they have been damaged by the Reclassification.

Q: What are the tax consequences of the Reclassification?

A:    We believe the Reclassification, if approved and completed, will have the following federal income tax consequences:

•The Reclassification should result in no material federal income tax consequences to LWE;
•Those unit holders continuing to hold our units as Common, Class A, or Class B Units will not recognize any gain or loss in connection with the Reclassification;
•Those unit holders receiving Class C or Class D Units will not recognize any gain or loss in connection with the Reclassification. Their adjusted tax basis in their Class C or Class D Units held immediately after the Reclassification will equal their adjusted tax basis in their units held immediately before the Reclassification, and the holding period for their Class C and Class D Units will include the holding period during which their original units were held.
•The Reclassification will have no effect on your ability to use otherwise suspended passive activity losses or net operating loss carry forwards.

Please refer to the subheading “Material Federal Income Tax Consequences of the Reclassification” under the heading “Special Factors Related to the Reclassification.” The tax consequences of the Reclassification are complicated and may depend on your particular circumstances. Please consult your tax advisor to determine how the Reclassification will affect you.

Q: Should I send in my unit certificates now?

A:    No. If the Reclassification is approved, we will send you written instructions for exchanging your unit certificates for Class C or Class D Units, as applicable, after the Reclassification is completed.

Q: Do LWE’s directors and officers have different interests in the Reclassification?

A:    Directors and executive officers have interests in the Reclassification that may present actual or potential, or the appearance of actual or potential, conflicts of interest in connection with the Reclassification. Please refer to “Interests of Certain persons in the Reclassification” under the heading “Special Factors Related to the Reclassification.”

We expect that two of our directors will own 50 or more Common Units at the effective time of the Reclassification, and therefore, will be Common Unit holders if the Reclassification is approved.

Because there will be fewer Common Units following the Reclassification, and because the Class C and Class D Units will have limited voting rights, the directors who will be Common unit holders will own a larger percentage of the voting interest in the Company than they currently have. As of the Record Date, our directors and executive officers collectively own and have voting power over 1,064 units, or 2.5% of our units. After the Reclassification, we estimate the directors will beneficially hold and have voting power over 4.0% of the Common Units. This is a potential conflict of interest because our directors approved the Reclassification and the Proposed Operating Agreement and recommend that you approve such proposals. Despite the potential conflict of interest, our Board believes the Reclassification is fair to unaffiliated unit holders who will continue to hold Common, Class A, and Class B Units, unaffiliated unit holders who will receive Class C Units, and unaffiliated unit holders who will receive Class D Units.

None of our executive officers or directors who beneficially owns an aggregate of 50 or more units has indicated to us that he or she intends to sell units between the public announcement of the transaction and the effective date. In addition, none of these individuals has indicated his or her intention to divide units among different record holders so that fewer than 50 units are held in each account to receive Class C or D Units.

Q: How is LWE financing the Reclassification?

A:    We estimate that the Reclassification will cost approximately $50,000, consisting of professional fees and other expenses related to the Reclassification. See “Fees and Expenses” for a breakdown of the expenses of the Reclassification. We intend to pay these expenses using working capital. Our Board has attempted to balance the interests of reducing our expenses in transitioning to a non-SEC reporting company while at the same time affording all unit holders the opportunity to retain an equity ownership interest in the Company.

Q: Where can I find more information about LWE?

A:    Information about us is available at our website at www.lincolnwayenergy.com, under “Investors – SEC Financial Report,” which includes links to reports we have filed with the SEC. The contents of our website are not incorporated by reference in this Proxy Statement.

Q: Who can help answer my questions?

A:    If you have questions about the Reclassification or need assistance in voting your units, you should contact Jeff Kistner at (402) 490-3314 or email him at jkistner@flagleafcfo.com. The company’s address is: 59511 W. Lincoln Highway, Nevada, Iowa 50201.

Q: What is the voting requirement for approval of the Reclassification?

A:    The voting requirement for approval of the Reclassification is a majority of the Common Units, a majority of the Class A Units, and a majority of the Class B Units that are outstanding, eligible to vote and represented in person or by proxy at the Annual Meeting, if a quorum is present. A quorum is 25% of the outstanding units (which shall include members holding at least 25% of the outstanding Common Units and Class B Units, in the aggregate and, with respect to any matter upon which the Class A Units are entitled to vote, shall include members holding at least 25% of the outstanding Class A Units). Since we had 42,049 Common Units, 6,987 Class B Units, and 56,086 Class A Units outstanding and entitled to vote as of the Record Date, an aggregate of at least 12,259 Common Units and Class B Units in addition to at least 14,022 Class A Units need to be represented at the Annual Meeting in order for there to be a quorum. You may vote your units in person by attending the Annual Meeting, or by mailing us your completed proxy card. You must return your proxy card to the Company no later than 9:00 a.m. central time on [Meeting Date], 2022 for your vote to be valid if you do not plan to attend the meeting in person.

Our Directors are asking separately for the vote to amend and restate our Fourth Amended and Restated Operating Agreement (Proposal 1) and the approval of the Reclassification of units (Proposal 2), though the Reclassification could be effected solely through the approval of Proposal 1. The Directors believe that the Reclassification is an important unitholder matter and deserves separate distinct attention, given the impacts on our unitholders. The Directors, in the interest of fairness, want to make explicitly clear the impacts that the Proposed Operating Agreement will have on the Company. The Proposed Operating Agreement and the Reclassification are conditioned on one another, unless the unitholders vote in favor of both proposals, both will fail. For more information on the effect of the Reclassification of your units, please see the section entitled "Effects of the Reclassification on Unit Holders of LWE."

We are also asking our members to grant full authority for the Annual Meeting to be adjourned, if necessary or desirable, for the purpose of soliciting additional proxies to approve the proposals presented in this Proxy Statement, including the Reclassification proposal. The proposal to adjourn or postpone the Annual Meeting must be approved by the holders of at least a majority of the outstanding units represented at the meeting (even if a quorum is not present) in order for the meeting to be validly postponed or adjourned to solicit additional proxies or for other purposes.

Q: Who will count the votes?

A:    Votes will be tabulated by Jeff Kistner, Interim Chief Financial Officer of the Company, and by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes and abstentions.

FINANCIAL INFORMATION

Pro Forma Information

Due to the fact that the Reclassification will save the Company $480,000, an amount which the Company believes is not material, no pro forma financial information showing the effect of the Reclassification on the Company's balance sheet, the Company's statement of income, earnings per unit and the Company's book value per unit has been prepared. The Company determined that the $480,000 in anticipated cost savings represents approximately 7% of the Company’s annual net income for

Fiscal Year 2021 (the Company’s most recent fiscal year results) and approximately 6% of the Company’s net income for its first fiscal quarter of Fiscal Year 2022 (the Company's most recent interim period). Further, the Company believes that because the Reclassification and Proposed Operating Agreement would result in a decrease in the Company’s general expenses, management believes that the pro forma financial statements would not be material for the Company’s unit holders who will be asked to vote on the Reclassification and the Proposed Operating Agreement.

The following tables set forth certain selected financial data derived from our financial statements for the periods and as of the dates presented. Members are encouraged to read the Company’s audited balance sheets as of September 31, 2021 and 2020, and the related statements of operations, changes in Members’ equity, and cash flows for each of the years in the two-year period ended September 30, 2021, all of which are incorporated herein by reference to such financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2021, filed with the SEC on December 22, 2021 and exhibited hereto as Exhibit 99.1. Members should also read the unaudited balance sheets as of December 31, 2021, and the related statement of operations and statement of cash flows for the three months ended December 31, 2021, which are incorporated herein by reference to such unaudited financial statements included in the Company’s Quarterly Report on Form 10-Q/A for the period ended December 31, 2021, filed with the SEC on March 29, 2022 and exhibited hereto as Exhibit 99.2.

Income Statement Data:

	Three Months Ended
	December 31, 2021	December 31, 2020
	(Unaudited)
Revenues	$55,052,305	$29,338,746

Cost of goods sold	45,854,089	29,518,116

Gross profit (loss)	9,198,216	(179,370)

General and administrative expenses	926,886	794,795

Operating income (loss)	8,271,330	(974,165)

Other income (expense):
Interest income	284	1,893
Interest expense	(183,287)	(211,158)
Other income	601	90,204
	(182,402)	(119,061)

Net income (loss)	$8,088,928	$(1,093,226)

Weighted average units outstanding	105,122	105,122

Net income (loss) per unit - basic and diluted	$76.95	$(10.40)

Distributions per unit - basic & diluted	$50.00	$—

Years Ended September 30, 2021, 2020 and 2019

	2021	2020	2019
Revenues	$171,986,079	$105,156,552	$97,386,340

Cost of goods sold	162,605,266	101,072,011	105,075,962

Gross profit (loss)	9,380,813	4,084,541	(7,689,622)

General and administrative expenses	2,899,154	3,333,321	3,484,570
Bad debt expense	—	—	4,385,009
Operating income (loss)	6,481,659	751,220	(15,559,201)

Other income (expense):
Interest income	2,595	13,290	10,579
Interest expense	(782,113)	(1,125,048)	(800,867)
Other income	947,080	680,514	3,100,683
Total other income (expense)	167,562	(431,244)	2,310,395

Net income (loss)	$6,649,221	$319,976	$(13,248,806)

Weighted average units outstanding	105,122	70,082	42,049

Net income (loss) per unit - basic and diluted	$63.25	$4.57	$(315.08)

Balance Sheet Data:

	December 31, 2021	September 30, 2021	September 30, 2020
	(Unaudited)	(Audited)	(Audited)
Cash	$26,205,188	$12,174,756	$7,201,372
Total assets	$85,656,059	$72,859,336	$65,810,902
Total liabilities	$43,603,642	$40,864,394	$33,240,534
Total Members' equity	$42,052,417	$39,219,589	$32,570,368
Book value per unit	$400.03	$373.09	$309.83

SPECIAL FACTORS RELATED TO THE RECLASSIFICATION

Overview

This Proxy Statement is furnished in connection with the solicitation of proxies by our Board at the Annual Meeting at which our members will be asked to consider and vote upon amending and restating our Existing Operating Agreement as set forth in the Proposed Operating Agreement. If approved, the Proposed Operating Agreement will, among other things, result in a reclassification of our units into a total of five separate and distinct classes. We intend, immediately following the Reclassification, to terminate the registration of our units with the SEC and terminate further reporting under the Exchange Act.

As of [Record Date], 2022, we had 105,122 total units issued and outstanding held by approximately 983 total holders of record. Of the total units, we had 42,049 Common Units issued and outstanding held by approximately 921 Common unit holders of record. Of those approximately 921 Common unit holders, approximately 269 or 29% of the Common Units hold 50 or more Common Units, approximately 368, or 40% of the Common Units, hold exactly 25 units each, and approximately 284 or 31% of the Common Units hold either less than 25 or between 26 and 49 units each. Of the total units, we had 58,086 issued and outstanding Class A Units held by 1 unit holder, and we had 6,987 issued and outstanding Class B Units held by approximately 61 unit holders. If our members approve the Reclassification at the Annual Meeting and our Board implements it, the Reclassification will generally affect our unit holders as follows:

POSITION BEFORE THE RECLASSIFICATION	EFFECT OF THE RECLASSIFICATION
Record holders of 50 or more Common Units	Unit holders will continue to hold the same number of Common Units held before the Reclassification.
Record holders of exactly 25 Common Units	Unit holders will hold the same number of units held before the Reclassification but such units will be reclassified as Class C Units.
Record holders of less than 25 or 26-49 Common Units	Unit holders will hold the same number of units held before the Reclassification but such units will be reclassified as Class D Units.
Record holders of Class A Units	Unit holders will continue to hold the same number of Class A Units held before the Reclassification.
Record holders of Class B Units	Unit holders will continue to hold the same number of Class B Units held before the Reclassification.
Unit holders holding units in “street name” through a nominee (such as a bank or broker)	The Reclassification will be effected at the unit holder level. If your units are held through a nominee, please refer to “Units Held in a Brokerage or Custodial Account” below.

Background

As an SEC reporting company, we must prepare and file with the SEC, among other items: annual reports on Form 10-K; quarterly reports on Form 10-Q; current reports on Form 8-K; and proxy statements on Form 14A. Our management and several of our employees spend considerable time and resources preparing and filing these reports, and we believe that we could beneficially use such time and resources for directly operating our business. Also, as a reporting company, we must disclose information to the public that may be helpful to our actual or potential competitors in challenging our business operations and taking market share, employees and customers away from us. In addition, the costs of reporting obligations comprise a significant overhead expense. These costs include securities counsel fees, auditor fees, special Board meeting fees, costs of printing and mailing documents, and word processing and filing costs. Our registration and reporting-related costs have increased and continue to increase due to the requirements of SOX and more stringent regulations. For example, Section 404 of SOX requires us to include our management’s report on, and assessment of, the effectiveness of our internal controls over financial reporting in our annual reports on Form 10-K.

We estimate that our costs and expenses in connection with SEC reporting for 2022 will be approximately $480,000. Becoming a non-SEC reporting company will allow us to avoid these costs and expenses going forward. In addition, once our SEC reporting obligations are terminated, we will not be directly subject to the provisions of SOX that apply to reporting companies or the liability provisions of the Exchange Act. Further, our officers will not be required to certify the accuracy of our financial statements under SEC rules.

There can be many advantages to being a public company, possibly including a higher value for our units, a more active trading market and the enhanced ability to raise capital or make acquisitions. However, to avoid being taxed as a corporation under the publicly-traded partnership rules, our units cannot be traded on an established securities market or be readily tradable in a secondary market, which means there is a limited market for our units, regardless of whether we are a public company. Based on the limited number of units available and the trading restrictions we must observe, we believe it is highly unlikely that our units would ever achieve an active and liquid market comprised of many buyers and sellers. In addition, because of our limited trading market and our status as a limited liability company, we are unlikely to be positioned to use our public company status to raise capital through sales of additional securities in a public offering or to acquire other business entities using our units as consideration. We have therefore not been able to effectively take advantage of the benefits of being a public company.

The Board considered and approved the various aspects of the reclassification and deregistration process over the course of several Board meetings. The Board considered the reclassification and deregistration process and decided that the benefits of being an SEC-reporting company are substantially outweighed by the burden on management, the expense related to the SEC reporting obligations and the burden on the Company’s ability to explore long-term strategies while being a public reporting company. The Board concluded that becoming a non-SEC reporting company would allow us to avoid these costs and expenses.

At these meetings, the Board also considered the requirements and alternatives for a going private transaction, including a reverse unit split, self-tender offer whereby unit holders owning less than a certain number of units would be “cashed out,” and a reclassification of our units to reduce our number of record holders to below 300. Because our cash resources are limited, and we believe many of our unit holders feel strongly about retaining their equity interest in the Company, our Board found the prospect of effecting a going private transaction by reclassifying some of our units an attractive option.

The Board discussed that each class would have different voting rights, with members that hold Common Units, Class A Units, and Class B Units to generally retain their current voting rights. Additionally, our Board discussed the business considerations for engaging in a going private transaction, highlighting the advantages and disadvantages and issues raised in a going private transaction, as discussed below.

The Board also discussed the process and mechanism for going private at the meeting. The Board discussed the possibility of forming an independent special committee to evaluate the Reclassification. However, because our directors would be treated the same as the other unit holders and no consideration was given to the unit ownership of the Board members in determining the unit cutoff number, the Board concluded that a special committee for the Reclassification was not needed. The Board also discussed requiring approval of the transaction by a majority of unaffiliated unit holders and considered the fact that the interests of the unit holders receiving Class C or Class D Units are different from the interests of the unit holders owning Common, Class A, and Class B Units and may create actual or potential conflicts of interest in connection with the Reclassification. However, because affiliated and unaffiliated unit holders would be treated identically in terms of the approval process of the Reclassification, the Board believed a special vote was not necessary.

In particular, the Board took the following actions:

•Each month since the Company's August 2021 Board meeting, the Board has discussed the proposed Reclassification and the structure of the proposed Reclassification.

•At the February 2022 Board meeting, all of the directors were present. At this meeting, the Board reviewed the proposed preliminary proxy statement for the Reclassification.

Reasons for the Reclassification

We are undertaking the Reclassification to end our SEC reporting obligations, which will save us and our unit holders the substantial costs of being a reporting company. The specific factors our Board considered in electing to undertake the Reclassification and suspend our reporting obligations are as follows. In view of the wide variety of factors considered in evaluating the Reclassification, our Board did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the specific factors considered in reaching its determination.

•As a small company whose units are not listed on any exchange or traded on any quotation system, we have struggled to sustain the costs of being a public company, while not enjoying many benefits. We estimate that by suspending our reporting obligations, we will be able to reallocate resources and eliminate anticipated costs of approximately $480,000 annually starting in our fiscal year ending September 30, 2022. These estimated annual expenses include reduced accounting and audit expenses ($102,000), reduced legal expenses ($168,000), XBRL edgarization reporting compliance ($64,000), staff and executive time not included in other categories ($100,000); internal control testing and SOX compliance ($22,000) and other miscellaneous expenses ($24,000). These amounts represent estimated savings after considering the legal, accounting and auditing expenses expected to continue after the going private transaction. For example, we will continue to incur some accounting and auditing expenses to maintain our books and records in accordance with GAAP and make available annual and quarterly reports to our members.

•We expect to continue to make available to our unit holders Company financial information annually and quarterly, but these reports will not be required to comply with many of the information requirements applicable to SEC periodic reports and will not generally include that information. Therefore, we anticipate that the costs of these reports will be substantially less than the costs we currently incur and would otherwise incur in the future in connection with our periodic filings with the SEC.

•Our unit holders receive limited benefit from being an SEC reporting company because of our small size and limited trading of our units. In our Board’s judgment, little or no justification exists for the continuing direct and indirect costs of SEC reporting, especially since our compliance costs have increased due to heightened government oversight and there is a low trading volume in our units.

•We expect that any need to raise capital or enter into other financing or business consolidation arrangements will likely not involve raising capital in the public market. If we need to raise additional capital, we believe that there are comparable sources of additional capital available through borrowing, private sales of equity or debt securities, or alternative business consolidation transactions. Additionally, our ability to explore, secure and structure such transactions may be more successful without the requirement of publicly reporting such negotiations and transactions. However, we recognize that we may not be able to raise additional capital or finalize a transaction with a third party when required, or that the cost of additional capital or the results of any such transactions will be attractive.

•To avoid being taxed as a corporation under the publicly-traded partnership rules under the Internal Revenue Code, our units are not listed on an exchange. Although trading of our units is facilitated through a qualified matching service, we do not enjoy sufficient market liquidity to enable our unit holders to trade their units easily. In addition, our units are subject to transferability restrictions, requiring the consent of our Board in most instances. We also do not have sufficient liquidity in our units to use it as potential currency in an acquisition. As a result, we do not believe that registration of our units under the Exchange Act has benefited our unit holders in proportion to the costs we have incurred and expect to incur.

•As a reporting company, we must disclose information to the public which may be helpful to our direct and indirect competitors in challenging our business operations. Some of this information includes disclosure of material agreements affecting our business, the development of new technology, product research and development, known market trends and contingencies that may impact our operating results. Competitors can use that information to take market share, employees, and customers away from us. Terminating our reporting obligation will help to protect sensitive information from disclosure.

•We expect that terminating our reporting obligations will reduce the burden on our management and employees from the increasingly stringent SEC reporting requirements and allow them to focus more of their attention on our business objectives.

•We expect that terminating reporting obligations will increase management’s flexibility to consider and initiate actions such as a merger or sale of the Company without being required to file a preliminary proxy statement with the SEC and otherwise comply with Regulation 14A of the Exchange Act.

•The Reclassification proposal allows our unit holders to retain an equity interest in LWE and to continue to share in our profits and losses and distributions.

•We expect that terminating reporting obligations may reduce the expectation to produce short-term per unit earnings and may increase management’s flexibility to consider and balance actions between short-term and long-term growth objectives.

We considered that some of our unit holders may prefer to continue as unit holders of an SEC reporting company, which is a factor weighing against the Reclassification. The Board also considered the following potential negative consequences of the Reclassification to our unit holders, and in particular to our unit holders who will receive Class C and Class D Units:

•Our unit holders will lose the benefits of registered securities, such as access to information about the Company required to be disclosed in periodic reports to the SEC.

•Our unit holders will lose certain statutory safeguards since we will no longer be subject to SOX requirements that require our CEO and CFO to certify as to the Company’s financial statements and internal controls over financial reporting and as to the accuracy of our reports filed with the SEC.

•The value and liquidity of our units may be reduced as a result of the Company no longer being a public company and because of the differing terms among the reclassified units.

•We have incurred and will incur costs, in terms of time and dollars, in connection with going private.

•Going private may reduce the attractiveness of stock-based incentive plans, which are often used to attract and retain executives and other key employees.

•Our officers and directors may have potential liability due to the “interested” nature of the transaction.

•Due to the restrictions involved in the private sale of securities, we may have increased difficulty in raising equity capital in the future, potentially limiting our ability to expand.

However, we believe that the disadvantages of remaining a public company subject to the registration and reporting requirements of the SEC outweigh the advantages, as described above.

We also considered various alternatives to accomplish the proposed transaction, including a tender offer, a stock repurchase on the open market or a reverse stock split whereby unit holders owning less than a certain number of units would be “cashed out.” Ultimately, we elected to proceed with the Reclassification because these alternatives could be more costly, might not have effectively reduced the number of unit holders below 300, and would not allow all unit holders to retain an equity interest in LWE. We have not received any proposal from third parties for any business combination transactions, such as a merger, consolidation or sale of all or substantially all of our assets. Our board did not seek any such proposal in connection with the Reclassification because these types of transactions are inconsistent with the narrower purpose of the proposed transaction, which is to discontinue our SEC reporting obligations.

Other than the cost savings and other benefits associated with becoming a non-SEC reporting company, we do not have any other purpose for engaging in the Reclassification at this particular time.

Fairness of the Reclassification

Based on a careful review of the facts and circumstances relating to the Reclassification, our Board has unanimously concluded that the Proposed Operating Agreement and the going private transaction, including the terms of the Reclassification, are substantively and procedurally fair to all of our unit holders, including unaffiliated unit holders which will be affected by the Reclassification and those that will not be affected by the Reclassification. The Board unanimously approved the Reclassification and recommends that our members vote “FOR” the Reclassification and “FOR” the adoption of the Proposed Operating Agreement.

In its consideration of both the procedural and substantive fairness of the transaction, our Board considered the potential effect of the transaction as it relates to all unaffiliated unit holders generally, including the impacts to liquidity and transferability of all classes of the units, to unit holders receiving Class C or Class D Units and to unit holders continuing to own units as Common, Class A and Class B Units.

Substantive Fairness

The factors that our Board considered positive for our unaffiliated unit holders include the following:

•Our unaffiliated unit holders will continue to have an equity interest in LWE and participate equally in future profit and loss allocations and distributions on a per unit basis.

•Our affiliated unit holders will be treated in the same manner in the Reclassification as our unaffiliated unit holders and will be reclassified according to the same standards.

•Our unaffiliated unit holders are not being “cashed out” in connection with the Reclassification, and all of our units will continue to have the same material economic rights and preferences.

•The Common unaffiliated unit holders will retain voting rights, including the right to elect three directors (collectively, with Classes B, C and D) and vote on other decisions as provided in the Proposed Operating Agreement and under the Iowa Uniform Revised Limited Liability Company Act. Our Class C and Class D

unaffiliated unit holders will retain some limited voting rights, including election of three directors (collectively, with Common and Class B unit holders). Class C unaffiliated unit holders will have the right to vote on dissolution of the Company and amendments to the Proposed Operating Agreement that would modify the limited liability of the Class C members, and Class D unaffiliated unit holders will have the right to vote on amendments to the Proposed Operating Agreement that would modify the limited liability of the Class D members.

•Our smaller unaffiliated unit holders who prefer to become Common Unit holders had notice that they had until [Transfer End Date], 2022 to acquire sufficient units to hold 50 or more units in their own names before the Reclassification. The limited market for our units may have made acquiring units difficult, and there may have been acquisition costs beyond the purchase price of such units. However, we believe that acquiring additional units was an option available to our unaffiliated unit holders, and our unaffiliated unit holders were able to weigh the costs and benefits of acquiring additional units. We have restricted transfers after [Transfer End Date], 2022 to allow the Company to determine definitively the number of Common, Class A, Class B, Class C and Class D members that would result from the Reclassification before providing our members with proxy materials.

•Beneficial owners who hold their units in “street name,” who would receive Class C or Class D Units if they were record owners instead of beneficial owners, and who wish to receive Class C or Class D Units as if they were record owners instead of beneficial owners, had notice that they had until [Transfer End Date], 2022 to transfer their units so that they could receive Class C or Class D Units.

•Our unaffiliated unit holders receive little benefit from LWE being an SEC reporting company because of our small size, the lack of analyst coverage and the limited trading of our units, especially when compared to the associated costs of reporting.

•Our unaffiliated unit holders will realize the potential benefits of termination of registration of our units, including reduced expenses as a result of no longer being required to comply with the SEC reporting requirements which may increase the value of their units.

•We do not expect that the Reclassification will result in a taxable event for any of our unaffiliated unit holders.

•No brokerage or transaction costs are to be incurred by our unit holders in connection with the Reclassification.

The Board is aware of, and has considered, the impact of certain potentially countervailing factors on the substantive fairness of the Reclassification to our unaffiliated unit holders receiving Class C or Class D Units. In particular, the factors that our Board considered as potentially negative for those unit holders receiving Class C or Class D Units included:

•The voting rights of Class C unaffiliated unit holders will be limited to certain director elections, the dissolution of the Company and any amendments to the Proposed Operating Agreement that would modify the limited liability of the Class C unit holders. Such limitations may result in decreased value of the Class C Units.

•The voting rights of Class D unaffiliated unit holders will be limited to the certain director elections and any amendments to the Proposed Operating Agreement that would modify the limited liability of the Class D unit holders. Such limitations may result in decreased value of the Class D Units.

•The value of Class C and Class D Units may be less due to the restrictive voting rights of those classes. As a result, our affiliated unit holders, who will all hold Common Units, Class A Units and Class B Units, may receive more valuable units than those unaffiliated holders who receive Class C and Class D Units.

The factors that our Board considered as potentially negative for the unaffiliated unit holders who are continuing to hold our units as Common Units included:

•The liquidity of unaffiliated Common Units will likely be reduced following the Reclassification because of the reduction in the number of units of that class.

The factors that our Board considered as potentially negative for all of our unaffiliated unit holders, regardless of class, included:

•They may be required to surrender their units in exchange for Class C or Class D Units.

•Following the Reclassification, they will have restrictions on their ability to transfer their units because our units will be tradable only in private transactions, will be subject to a right of first refusal and there will be no public market for our units.

•They will have reduced access to our financial information once we are no longer an SEC reporting company, although we do intend to continue to make available to all unit holders an annual report containing audited financial statements and quarterly reports containing unaudited financial statements.

•Once our SEC reporting obligations are terminated, we will not be directly subject to the provisions of SOX applicable to reporting companies or the liability provisions of Exchange Act, and our officers will not be required to certify the accuracy of our financial statements under the SEC rules.

•Unaffiliated unit holders who do not believe that the Reclassification is fair to them do not have the right to dissent from the Reclassification. Unaffiliated unit holders also do not have appraisal rights due to the Reclassification under Iowa law.

•Until the Reclassification is completed (or rejected by the members), transfers of our units will be prohibited. If the Reclassification is not approved by our members, transfers made in accordance with our Existing Operating Agreement will be allowed to resume as soon as reasonably practicable after the Annual Meeting, likely within one week of the meeting.

Our Board believes that these potentially countervailing factors did not, individually or in the aggregate, outweigh the overall substantive fairness of the Reclassification to our unaffiliated unit holders and that the foregoing factors are outweighed by the positive factors previously described.

Procedural Fairness

We believe the Reclassification is procedurally fair to our unaffiliated unit holders, including those that will continue to hold our units as Common Units, and those that will be reclassified as Class C or Class D unit holders. In concluding that the Reclassification is procedurally fair to our unaffiliated unit holders, the Board considered several factors. The factors that our Board considered positive for our unaffiliated unit holders included the following:

•The Reclassification is being effected in accordance with the applicable requirements of Iowa law.

•Our Board discussed the possibility of forming an independent special committee to evaluate the Reclassification. However, because our directors would be treated the same as the other unit holders and no consideration was given to the unit ownership of the Board members in determining the unit cutoff number, the board concluded that a special committee for the Reclassification was not needed, as the Board was able to adequately balance the competing interest of the unaffiliated unit holders in accordance with their fiduciary duties.

•Our Board retained and received advice from legal counsel in evaluating the terms of the Reclassification as provided in the Proposed Operating Agreement including the balancing of the rights of unaffiliated and affiliated Common unit holders, Class A unit holders, Class B unit holders, Class C unit holders and Class D unit holders.

•Our Board considered alternative methods of effecting a transaction that would result in our becoming a non-SEC reporting company, each of which was determined to be impractical, more expensive than the Reclassification, involving a cash-out of unit holders, or potentially ineffective in achieving the goals of allowing unit holders to retain an equity ownership in the Company while at the same time eliminating the costs and burdens of being a publicly reporting company.

•Unaffiliated unit holders were given notice that they had until [Transfer End Date], 2022 to acquire or sell sufficient units to determine whether such unit holders will own Common, Class C or Class D Units after the Reclassification.

•To implement the Reclassification, it must be approved by the affirmative vote of majority of the Common Units, a majority of the Class A Units, and a majority of the Class B Units that are outstanding, eligible to vote and represented in person or by proxy at the Annual Meeting, if a quorum is present.

Our Board considered each of the foregoing factors to weigh in favor of the procedural fairness of the Reclassification to all of our unaffiliated unit holders.

The Board is aware of, and has considered, the impact of certain potentially countervailing factors on the procedural fairness of the Reclassification to all of our unaffiliated unit holders:

•Although the interests of holders receiving Class C or Class D Units are different from the interests of holders owning Common, Class A and Class B Units and may create conflicts of interest, neither the Board nor any of the directors retained an independent, unaffiliated representative to act solely on behalf of the unaffiliated unit holders receiving Class C or Class D Units to negotiate the terms of the Reclassification or prepare a report concerning the fairness of the Reclassification. However, our Board members will be treated the same as the unaffiliated unit holders in the proposed transaction.

•The transaction is not structured to require approval of at least a majority of unaffiliated unit holders, although when the Reclassification was approved by our Board on [Record Date], 2022, members of our Board and our executive officers then collectively held only 1.0% of our total outstanding units.

•We did not solicit any outside expressions of interest in acquiring the Company.

•We did not receive a report, opinion, or appraisal from an outside party as to the value of our units, the fairness of the transaction to those unit holders receiving Class C or Class D Units or the fairness of the transaction to LWE.

Our Board believes that these potentially countervailing factors did not, individually or in the aggregate, outweigh the overall procedural fairness of the Reclassification to our unaffiliated unit holders and that the foregoing factors are outweighed by the procedural safeguards previously described. In particular, the Board felt that the consideration and approval of the transaction by the full Board, whose conflict of interest is a relatively insignificant increase in aggregate voting unit ownership following the Reclassification, was a sufficient procedural safeguard that made it unnecessary to form a special committee or retain an independent fairness advisor.

We have not made any provision in connection with the Reclassification to grant our unaffiliated unit holders access to our Company files beyond that granted generally under our Existing Operating Agreement and Iowa law, or to obtain counsel or appraisal services at our expense. With respect to our unaffiliated unit holders’ access to our Company files, our Board determined that this Proxy Statement, together with our other SEC filings and information they may obtain under our Existing Operating Agreement, provide adequate information for our unaffiliated unit holders. Under our Existing Operating Agreement our members have rights to obtain from the Company and inspect and copy full information regarding the activities, financial condition, and other circumstances of the Company as is just and reasonable if the requirements under Section 5.3 of the Existing Operating Agreement are met. With respect to obtaining counsel or appraisal services at our expense, the Board did not consider these actions necessary or customary. In deciding not to adopt these additional procedures, the Board also took into account factors such as LWE’s size and the cost of such procedures.

Factors Not Considered Material

In reaching its conclusion that the Reclassification is fair to our unaffiliated unit holders, whether they will be continuing to hold Common Units or will be receiving Class C or Class D Units, the Board did not consider the following factors to be material:

•The current or historical market price of our units because our units are not traded on a public market, and instead are traded in privately negotiated transactions in which the market price may or may not be determinative. Except as described above with respect to the possible lower value of Class C and Class D Units due to relatively restricted voting rights and transfer rights, any effect that the Reclassification has on the market price will be the same for our unaffiliated unit holders and affiliated unit holders.

•Our going concern value because the going concern value will be determined by the market at the time of a sale, merger or other business combination. We expect that the Reclassification will have only an insignificant effect on the Company’s value on a going forward basis (a $480,000 per year savings) and will not be determinative of the going concern value.

•Our net book value because, the Reclassification and subsequent deregistration will have only an insignificant effect on the net book value of our units.

•The liquidation value of our assets because the Company believes the Reclassification will not have a material effect on the liquidation value of our assets or units. Under the Proposed Operating Agreement, the rights of our Common unit holders will not change, and all of our Common unit holders will be afforded the right to continue to share equally in the liquidation of the Company’s assets and in any residual funds allocated to our unit holders, subject to Class A and Class B unit holders’ liquidation preference.

•Repurchases of units by the Company over the past two years because there were none.

Additionally, our Board believes that several of the above factors are immaterial because our unit holders are not being “cashed out” in connection with the Reclassification, and our units will have the same material economic rights and preferences. As a result, our smaller unit holders will continue to hold an equity interest in LWE as Class C or Class D unit holders and will therefore participate equally, and on the same basis that they would participate absent a transaction, with the holders of our Common Units in our profits, losses and the receipt of distributions. Moreover, unaffiliated holders will be treated the same as affiliated holders. Accordingly, we did not request or receive any reports, opinions or appraisals from any outside party relating to the Reclassification or the monetary value of the Common, Class C or Class D Units.

Instead of the foregoing factors, and as described in detail above, the Board subjectively considered the collective advantages of the Common, Class, A, Class B, Class C or Class D Units, including the right of our Common, Class B, Class C and Class D Units to collectively elect three directors, and the ability of our Class C and D members to transfer units in the same manner as Common and Class B members. The Board also subjectively considered the relative disadvantages of the three classes, including limits on voting and decision-making in the case of the Class C and D Units. In addition, the Board also evaluated the benefits shared by all classes of units, such as the ability to benefit from the cost savings associated with the Reclassification and the opportunity to share in our future growth and earnings.

Board Recommendation

As a result of the analysis described above, the Board has unanimously concluded that the Reclassification is substantively and procedurally fair to all unit holders, including our unaffiliated unit holders continuing to hold Common Units, or receiving Class C or Class D Units. In reaching this determination, we have not assigned specific weight to particular factors, and we considered all factors as a whole. None of the factors considered led us to believe that the Reclassification is unfair to any of our unit holders.

The Board unanimously approved the Reclassification and recommends that our members vote “FOR” the Reclassification and “FOR” the adoption of the Proposed Operating Agreement.

Purpose and Structure of the Reclassification

The primary purposes of the Reclassification are to:

•Consolidate ownership of our registered units to less than 300 unit holders of record, which will terminate our SEC reporting requirements and thereby achieve significant cost savings. We estimate that we will be able to reallocate resources, eliminate costs and avoid anticipated future costs of approximately $480,000 annually by eliminating the requirement to prepare and file periodic reports and reducing the expenses of unit holder communications. We will also realize cost savings by avoiding the need to add additional staff and from reduced staff and management time spent on reporting and securities law compliance matters.

•Help protect sensitive business information from disclosure that might benefit our competitors.

•Allow our management and employees to refocus time spent on SEC reporting obligations and unit holder administrative duties to our core business.

•Reduce the expectation to produce short-term per unit earnings, thereby increasing management’s flexibility to consider and balance actions between short-term and long-term growth objectives.

The structure of the Reclassification will give all of our unit holders the opportunity to retain an equity interest in LWE and therefore to participate in any future growth and earnings of the Company. Because we are not cashing out any of our unit holders, this structure minimizes the costs of our becoming a non-SEC reporting company while achieving the goals outlined in this Proxy Statement.

Our Board elected to structure the transaction to take effect at the unit holder level, meaning that we use the number of units registered in the name of each holder to determine how that holder’s units will be reclassified. The Board chose this structure in part because it determined that this method would provide us with the best understanding at the effective time of the Reclassification how many unit holders would receive each class of units. In addition, on [Member Letter Date], 2022, the Company notified unit holders that they had until [Transfer End Date], 2022 to make transfers of units before the Reclassification. The purpose of this letter was to allow the unit holders the opportunity to make transfers before the Reclassification so that they could own the requisite number of units to be in their desired class, which our Board felt would enhance the substantive fairness of the transaction to all unit holders. Overall, our Board determined that the structure would be the most efficient and cost-effective way to achieve its goals of deregistration, notwithstanding any uncertainty that may have been created by giving unit holders the flexibility to transfer their holdings through [Transfer End Date], 2022. We have restricted transfers after [Transfer End Date], 2022 to allow the Company to determine definitively the number of Common, Class A, Class B, Class C and Class D members that would result from the Reclassification before providing our members with proxy materials.

Effects of the Reclassification on LWE

The Board expects the Reclassification will have various positive and negative effects on LWE as described below.

Effect of the Proposed Transaction on Our Outstanding Units

As of the Record Date, the number of total outstanding units was 105,122. The Proposed Operating Agreement will authorize the issuance of five separate and distinct classes of units, Common, Class A, Class B, Class C, and Class D Units. Based upon our best estimates, if the Reclassification had been consummated as of the Record Date, approximately 26,568 units would remain Common Units, with the total number of Common unit holders reduced from approximately 921 to approximately 269. Additionally, 9,200 outstanding Common Units would be reclassified as Class C Units, and approximately 6,281 outstanding units would be reclassified as Class D Units. We have no other current plans, arrangements or understandings to issue any units as of the date of this Proxy Statement. The 56,086 outstanding Class A Units and 6,987 Class B Units will remain the same.

Termination of Exchange Act Registration and Reporting Requirements

Upon the completion of the Reclassification, we expect that our current outstanding Common Units, which will continue to be classified as Common Units will be held by fewer than 300 record unit holders, and our current Class A and Class B Units, along with the newly-created Class C and Class D Units will each be held by fewer than 500 record unit holders. Accordingly, our obligation to continue to file periodic reports with the SEC will be terminated under Rule 12g-4 of the Exchange Act.

The termination of the filing requirements will substantially reduce the information that we are required to furnish to our unit holders and the SEC. Therefore, we anticipate that we will eliminate costs of these filing requirements of approximately $480,000 annually, as follows:

Reduction in Accounting and Auditing Expenses	$102,000
SEC Counsel	$168,000
Staff and Executive Time (to the extent not otherwise reflected in other categories)	$100,000
XBRL Edgarization Reporting Compliance	$64,000
SOX compliance / internal control testing	$22,000
Miscellaneous, including Printing and Mailing	$24,000
Total	$480,000

We will apply for termination of the registration of our units and suspension of our SEC reporting obligations as soon as practicable following completion of the Reclassification.

Potential Registration of the Units

After the Reclassification, we anticipate that there will be approximately 269 Common, 1 Class A, 61 Class B, 386 Class C, and 284 Class D unit holders of record. If the number of record holders of in any of these classes is 500 or more on the last day of any fiscal year, LWE will be required to register such class under Section 12(g) of the Exchange Act. As a result, we would again be subject to all of the reporting and disclosure obligations under the Exchange Act. For this reason, the Proposed Operating Agreement includes a provision that gives our Board the authority to disallow transfers of Common, Class B, Class C, and Class D Units if it believes that a transfer will result in the applicable class being held by 500 or more respective holders or another number that otherwise obligates the Company to register its units under the Exchange Act. We do not expect any significant change in the number of record holders of these classes in the near term that will obligate us to register any class of units.

Effect on Trading of Units

Our units are not traded on an exchange and are not otherwise actively traded, although we currently have a qualified matching service (QMS).

Because we will no longer be required to maintain current public information by filing reports with the SEC, and because of the reduction of the number of our record unit holders and the fact that our units will only be tradable in privately-negotiated transactions and without the availability of a QMS, the liquidity of our units may be reduced following the Reclassification.

Financial Effects of the Reclassification

We expect that the professional fees and other expenses related to the Reclassification of approximately $50,000 will not have any material adverse effect on our liquidity, results of operations or cash flow.

Effect on Conduct of Business after the Transaction

We expect our business and operations to continue as they are currently being conducted and, except as otherwise discussed in the Proxy Statement with regard to diverting resources that would otherwise be used for SEC reporting obligations, the transaction is not anticipated to affect the conduct of our business.

Effect on Our Directors and Executive Officers

It is not anticipated that the Reclassification will affect our directors and executive officers, other than with respect to their relative unit ownership and voting power and as described below with respect to affiliated unit holders. The annual compensation paid by us to our officers and directors will not increase as a result of the Reclassification, nor will the Reclassification result in any material alterations to existing employment agreements with our officers.

Plans or Proposals

Other than as described with respect to the Reclassification, neither we nor our management have any current plans or proposals to effect any extraordinary corporate transaction, such as a merger, reorganization or liquidation, to sell or transfer any material amount of our assets, to change our Board or management, to change materially our indebtedness or capitalization or otherwise to effect any material change in our corporate structure or business. As stated throughout this Proxy Statement, we believe there are significant advantages in effecting the Reclassification and becoming a non-reporting company. Although our management does not presently have any intention to enter into any transaction described above, management continues to consider all opportunities to increase liquidity, including through additional debt or equity financing and joint ventures or other arrangements with strategic business partners.

Effects of the Reclassification on Unit Holders of LWE

The general effects of the Reclassification on the unit holders of LWE are described below.

Effects of the Reclassification on Common Unit Holders

The Reclassification will have both positive and negative effects on the Common unit holders. All of these changes will affect affiliated and unaffiliated Common unit holders in the same way.

Our Directors are asking separately for the vote of the Proposed Operating Agreement (Proposal 1) and the Reclassification (Proposal 2), though the Reclassification could be effected solely through the approval of the Proposed Operating Agreement. The Directors believe that the Reclassification is an important unitholder matter and deserves separate distinct attention, given the impacts on our unitholders. The Directors, in the interest of fairness, want to make explicitly clear the impacts that the Proposed Operating Agreement will have on the Company. The Proposed Operating Agreement and the Reclassification are conditioned on one another, unless the unitholders vote in favor of both proposals, both will fail.

The Board of LWE considered each of the following effects in determining to approve the Reclassification.

Benefits	Detriments
Due to the Reclassification, Common unit holders will:
•Realize the potential benefits of termination of registration of our units, including reduced expenses from no longer being required to comply with reporting requirements under the Exchange Act;
•Continue to be entitled to vote on all matters brought before the members of LWE, except as otherwise provided by the Proposed Operating Agreement or Iowa law; and
•Have enhanced voting control over LWE in comparison to other classes of units.

Due to the Reclassification, Common unit holders will:
•Hold unregistered securities and therefore lose the benefits of holding registered securities, such as access to information concerning LWE required to be contained in the Company’s periodic reports; and the requirement that our officers certify the accuracy of our financial statements;
•Hold restricted securities which will require an appropriate exemption from registration to be eligible for transfer and new transfer restrictions including a right of first refusal requirement, drag-along restrictions, and possible redemption of units by the Company in the event of an involuntary transfer; and
•Bear the risk of a decrease in the market value and liquidity of the Common Units due to the reduction in public information concerning the Company.

Effects of the Reclassification on Class C Unit Holders

The Reclassification will have both positive and negative effects on the Class C unit holders. All of these changes will affect affiliated and unaffiliated Class C unit holders in the same way. The Board of LWE considered each of the following effects in determining to approve the Reclassification. The Directors understand that the Reclassification will restrict the voting rights of the Class C and Class D units, without providing those unitholders with any additional compensation. However, the Directors believe that the Class C and Class D units may be indirectly compensated through the potential increase to the value of their units due to (i) the decrease in expenses of the Company from deregistering with the SEC; (ii) the potential for our employees to focus on long-term, rather than short-term, goals which may expand our business; and (iii) our ability to use the information that we previously disclosed to our competitive advantage, rather than our competitors having access to this information.

Benefits	Detriments
Due to the Reclassification, Class C unit holders will:
•Realize the potential benefits of termination of registration of our units, including reduced expenses from no longer being required to comply with reporting requirements under the Exchange Act; and
•Continue to hold an equity interest in LWE, share in our distributions on the same basis as our Common and Class D unit holders, and share in liquidation equal with Common and Class D unit holders.

Due to the Reclassification, Class C unit holders will:
•Be required to have their units reclassified into Class C Units, for which they will receive no additional consideration;
•Be entitled to vote only to elect certain directors (collectively with Common, Class B and Class D unit holders), upon a proposed dissolution, and upon amendments to the Proposed Operating Agreement that would modify the limited liability of the Class C members; and
•Hold restricted securities which will require an appropriate exemption from registration to be eligible for transfer and new transfer restrictions including a right of first refusal requirement, drag-along restrictions, and possible redemption of units by the Company in the event of an involuntary transfer.

Effects of the Reclassification on Class D Unit Holders

The Reclassification will have both positive and negative effects on the Class D unit holders. All of these changes will affect affiliated and unaffiliated Class D unit holders in the same way. The Board of LWE considered each of the following effects in determining to approve the Reclassification.The Directors understand that the Reclassification will restrict the voting rights of the Class C and Class D units, without providing those unitholders with any additional compensation. However, the Directors believe that the Class C and Class D units may be indirectly compensated through the potential increase to the value of their units due to (i) the decrease in expenses of the Company from deregistering with the SEC; (ii) the potential for our employees to focus on long-term, rather than short-term, goals which may expand our business; and (iii) our ability to use the information that we previously disclosed to our competitive advantage, rather than our competitors having access to this information.

Benefits	Detriments
Due to the Reclassification, Class D unit holders will:
•Realize the potential benefits of termination of registration of our units, including reduced expenses from no longer being required to comply with reporting requirements under the Exchange Act;
•Continue to hold an equity interest in LWE, share in our distributions on the same basis as our Common and Class C unit holders, and share in liquidation equal with Common and Class C unit holders.

Due to the Reclassification, Class D unit holders will:
•Be required to have their units reclassified into Class D Units, for which they will receive no additional consideration;
•Be entitled to vote only to elect certain directors (collectively with Common, Class B and Class C unit holders) and upon amendments to the Proposed Operating Agreement that would modify the limited liability of the Class D members; and
•Hold restricted securities which will require an appropriate exemption from registration to be eligible for transfer and new transfer restrictions including a right of first refusal requirement., drag-along restrictions, and possible redemption of units by the Company in the event of an involuntary transfer.

Effects of the Reclassification on Affiliated Unit Holders

The Reclassification will have some additional effects on our executive officers and directors. As used in this Proxy Statement, the term “affiliated unit holders” means any unit holder who is a director or executive officer of LWE and the term “unaffiliated unit holder” means any member other than an affiliated unit holder. As a result of the Reclassification:

•Our affiliated unit holders will no longer be subject to Exchange Act reporting requirements and restrictions, and information about their compensation and unit ownership will not be publicly available; and

•Our affiliated unit holders will lose the availability of the Rule 144 safe harbor for transfers. Because our units will not be registered under the Exchange Act after the Reclassification and we will no longer be required to furnish publicly available periodic reports, our executive officers and directors will lose the ability to dispose of their units under Rule 144 of the Securities Act of 1933, which provides a safe harbor for resales of securities by affiliates of an issuer.

Units Held in a Brokerage or Custodial Account

Unit holders must understand how units that they hold in “street name” will be treated for purposes of the Reclassification. Unit holders who have transferred their units of LWE into a brokerage or custodial account are no longer shown on our membership register as the record holder of these units. Instead, the brokerage firms or custodians typically hold all units that its clients have deposited with it through a single nominee; this is what is meant by “street name.” If that single nominee is the holder of record of 50 or more units, then all units registered in that nominee’s name will be remain Common Units. At the end of the Reclassification, the beneficial owners will continue to beneficially own the same number of units as before the transaction. If you hold your units in “street name,” you should talk to your broker, nominee or agent to determine how they expect the Reclassification to affect you. Because other “street name” holders who hold through your broker, agent or nominee may have adjusted their holdings before the Reclassification, you may have no way of knowing how your units will be reclassified.

Interests of Certain Persons in the Reclassification

Our executive officers and directors who are also unit holders will participate in the Reclassification in the same manner as our other unit holders. We anticipate that two of our directors will own 50 or more units, and therefore will be Common unit holders if the Reclassification is approved. Because of the voting restrictions placed on Class C and D units, these directors may experience a larger relative percentage of voting power than they previously held. This represents a potential conflict of interest because our directors unanimously approved the Reclassification and are recommending that you approve it. Despite this potential conflict of interest, the Board believes the Reclassification is fair to all of our unit holders for the reasons discussed in this Proxy Statement.

The directors’ relative voting rights were not a consideration in the Board’s decision to approve the Reclassification or in deciding its terms, including setting the 50 Common unit threshold. In addition, the Board determined that any potential conflict of interest created by the directors’ ownership of our Common Units is relatively insignificant. In addition, the percentage of beneficial ownership of and voting power held by directors and executive officers of LWE as a group will increase from approximately 2.5% of the current units to approximately 4% of the Common Units after the Reclassification, which will not materially change their collective ability to control the Company in their capacity as members.

Our Board was aware of the actual or potential conflicts of interest discussed above and considered them along with the other matters that have been described in this Proxy Statement.

None of our executive officers or directors who beneficially owns an aggregate of 50 units has indicated to us that he or she intends to sell units between the public announcement of the transaction and the effective date. In addition, none of these individuals has indicated his or her intention to divide units among different record holders so that fewer than 50 units are held in each account to receive Class C or D Units.

Material Federal Income Tax Consequences of the Reclassification

The following is a summary of the anticipated material United States federal income tax consequences of the Reclassification. This discussion does not consider the particular facts or circumstances of any unit holder. This discussion assumes that you hold, and will continue to hold, your units as a capital asset within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended, which we refer to as the “Code.” The federal income tax laws are complex and the tax consequences of the Reclassification may vary depending upon your individual circumstances or tax status. Accordingly, this description is not a complete description of all of the potential tax consequences of the Reclassification and, in particular, may not address United States federal income tax considerations that may affect the treatment of holders of units subject to special treatment under United States federal income tax law (including, for example, foreign persons, financial institutions, dealers in securities, traders in securities who elect to apply a mark-to-market method of accounting, insurance companies, tax-exempt entities, holders who acquired their units pursuant to the exercise of an employee unit option or right or otherwise as compensation and holders who hold units as part of a “hedge,” “straddle” or “conversion transaction”).

This discussion is based upon the Code, regulations promulgated by the United States Treasury Department, court cases and administrative rulings, all as in effect as of the date hereof, and all of which are subject to change at any time, possibly with retroactive effect. No assurance can be given that, after any such change, this discussion would not be different. Furthermore, we have not and will not seek or obtain an opinion of counsel or ruling from the Internal Revenue Service (IRS) with respect to the tax consequences of the Reclassification, and the conclusions contained in this summary are not binding on the IRS. Accordingly, the IRS or ultimately the courts could disagree with the following discussion.

Federal Income Tax Consequences to LWE

The Reclassification will likely be treated as a tax-free “recapitalization” for federal income tax purposes. As a result, we believe that the Reclassification will not have any material federal income tax consequences to LWE.

Federal Income Tax Consequences to Class C and D Unit Holders

We expect that unit holders receiving Class C or D Units in exchange for their existing units will not recognize any gain or loss in the Reclassification. We anticipate that you will have the same adjusted tax basis and holding period in your Class C or D Units as you had in your units immediately before the Reclassification. Further, we anticipate that the Reclassification will have no effect on your ability to use otherwise suspended passive activity losses or net operating loss carry forwards.

The above discussion of anticipated material United States federal income tax consequences of the Reclassification is based upon present law, which is subject to change possibly with retroactive effect. You should consult your tax advisor as to the particular federal, state, local, foreign and other tax consequences of the Reclassification, in light of your specific circumstances.

Appraisal and Dissenters’ Rights

Under Iowa law, you do not have appraisal rights in connection with the Reclassification. Moreover, under our Existing Operating Agreement, you have waived any dissenter’s rights that may have otherwise been available. Other rights or actions under Iowa law or federal or state securities laws may exist for unit holders who can demonstrate that they have been damaged by the Reclassification. Although the nature and extent of these rights or actions are uncertain and may vary depending upon facts or circumstances, unit holder challenges to actions of the Company in general are related to the fiduciary responsibilities of limited liability company officers and directors and to the fairness of limited liability company transactions.

Regulatory Requirements

In connection with the Reclassification, we will be required to make several filings with, and obtain several approvals from, various federal and state governmental agencies, including complying with federal and state securities laws, which includes filing this Proxy Statement on Schedule 14A and a transaction statement on Schedule 13E-3 with the SEC.

Fees and Expenses; Financing of the Reclassification

We will be responsible for paying the Reclassification-related fees and expenses, consisting primarily of fees and expenses of our attorneys, and other related charges. We intend to pay the expenses of the Reclassification with working capital. We estimate that our expenses will total approximately $50,000, assuming the Reclassification is completed. This amount consists of the following estimated fees:

Description	Amount
Legal fees and expenses	$45,000
Printing, mailing costs and miscellaneous expenses	$5,000
Total	$50,000

THE FIFTH AMENDED AND RESTATED OPERATING AGREEMENT

We are governed by our Fourth Amended and Restated Operating Agreement the ("Existing Operating Agreement"), which is attached to this Proxy Statement as Exhibit 99.3. In connection with the Reclassification, we are proposing amending and restating our Fourth Amended and Restated Operating Agreement as set forth in the Proposed Operating Agreement, which is attached as Exhibit 99.4. The Proposed Operating Agreement includes several changes, including provisions to reclassify our units and revise the voting and transfer rights attributed to certain classes of units.

The Reclassification

The Proposed Operating Agreement provides for five separate classes of units: Common, Class A, Class B, Class C and Class D Units. It will also reclassify units held by holders of exactly 25 Common Units into Class C Units and units held by holders of less than 25 or 26-29 Common Units into Class D Units. Units will be reclassified on the basis of one Class C or Class D Unit for each unit currently held by such unit holder. Unless otherwise elected by the Board as described in this Proxy Statement, we anticipate that the Reclassification will be effective upon the approval of the Proposed Operating Agreement by our members.

Our Directors are asking separately for the vote of the Proposed Operating Agreement (Proposal 1) and the Reclassification (Proposal 2), though the Reclassification could be effected solely through the approval of the Proposed Operating Agreement. The Directors believe that the Reclassification is an important unitholder matter and deserves separate distinct attention, given the impacts on our unitholders. The Directors, in the interest of fairness, want to make explicitly clear the impacts that the Proposed Operating Agreement will have on the Company. The Proposed Operating Agreement and the Reclassification are conditioned on one another, unless the unitholders vote in favor of both proposals, both will fail.

Description of Units

General

As of the Record Date, we had 105,122 total units issued and outstanding held by approximately 983 total holders of record. Of the total units, we had 42,049 Common Units issued and outstanding held by approximately 921 Common unit holders of record. Of those approximately 921 Common unit holders, approximately 269 or 29.2% hold 50 or more Common Units, approximately 368, or 40.0%, hold exactly 25 units each, and approximately 284 or 30.8% hold either less than 25 or between 26 and 49 units each. Of the total units, we had 56,086 issued and outstanding Class A Units held by one unit holder, and we had 6,987 issued and outstanding Class B Units held by approximately 61 unit holders. The exact number of Common, Class A, Class B, Class C and Class D Units following the Reclassification will depend on the number of units held by each member on the effective date of the Reclassification. All units when fully paid are nonassessable and are not subject to redemption or conversion. Generally, the rights and obligations of our members are governed by the Iowa Revised Uniform Limited Liability Company Act and our Existing Operating Agreement.

Our units represent an ownership interest in the Company. Upon purchasing units, our unit holders enter into our Existing Operating Agreement and become members of our limited liability company. Each member has the right to: a share of our profits and losses; receive distributions of our assets when declared by our Board; participate in the distribution of our assets if we dissolve; and access and copy certain information concerning our business, each as set forth in the Existing Operating Agreement.

Comparison of Features of Common and Class A, B, C and D Units

The following table sets forth a comparison of the proposed features of each class of units as provided in the Proposed Operating Agreement. The features of Common, Class A and Class B Units will not change as a result of the adoption of the Proposed Operating Agreement – the features of the units in these classes will remain the same as they currently exist under the Existing Operating Agreement of the Company. Section references in the below table are to sections in the Proposed Operating Agreement.

	Common	Class A	Class B	Class C	Class D
Voting Rights	Holders of Common Units are entitled to vote on all matters brought before the members of LWE, except as otherwise provided in the Proposed Operating Agreement or Iowa Law. (Article IV and Section 4.17)

Holders of Class A Units are entitled to vote on all matters brought before the members of LWE, except as otherwise provided in the Proposed Operating Agreement or Iowa Law.

Holders of Class A Units have special approval rights under Section 4.17 of the Proposed Operating Agreement.

Holders of Class B Units are entitled to vote on the election of our directors, voluntary dissolution, mergers and as may be required by Iowa law.

Holders of Class B Units have special approval rights under Section 4.18 of the Proposed Operating Agreement.

				Holders of Class C Units are entitled to vote on dissolution, and on amendments to the Proposed Operating Agreement that would modify the limited liability of Class C members (Section 4.19)	Holders of Class D Units are entitled to vote on amendments to the Proposed Operating Agreement that would modify the limited liability of Class D members (Section 4.20)
Voting Rights - Director Elections	Holders of Common Units are entitled to vote with Classes B, C and D for three directors, which are classified into three classes based on their term of office. (Section 4.2)	Holders of Class A Units are entitled to vote for four Class A directors from time to time, as determined in the discretion of the holders of the Class A Units. (Section 4.2)	Holders of Class B Units are entitled to vote with Common and Classes C and D for three directors, which are classified into three classes based on their term of office. (Section 4.2)	Holders of Class C Units are entitled to vote with Common and Classes B and D for three directors, which are classified into three classes based on their term of office. (Section 4.2)	Holders of Class D Units are entitled to vote with Common and Classes B and C for three directors,which are classified into three classes based on their term of office. (Section 4.2)
Distribution Preference – Regular Distributions	All classes equal for regular/non-liquidating distributions. (Section 8.2)	All classes equal for regular/non-liquidating distributions. (Section 8.2)	All classes equal for regular/non-liquidating distributions. (Section 8.2)	All classes equal for regular/non-liquidating distributions. (Section 8.2)	All classes equal for regular/non-liquidating distributions. (Section 8.2)
Liquidating Distribution Preference	Subject to Class A and Class B liquidation preference; equal with Classes C and D. (Section 10.2)	Liquidation preference equal to Class A unreturned contributions. (Section 10.2)	Subject to Class A preference, liquidation preference equal to Class B unreturned contributions. (Section 10.2)	Subject to Class A and Class B liquidation preference; equal with Common and Class D. (Section 10.2)	Subject to Class A and Class B liquidation preference; equal with Common and Class C. (Section 10.2)
Transfer Restrictions	All transfers subject to board approval (Section 9.1).	Transfers permitted as provided in Section 9.14.	All transfers subject to board approval (Section 9.1).	All transfers subject to board approval (Section 9.1).	All transfers subject to board approval (Section 9.1).

Company Right of First Refusal	Right of first refusal on all unit transfers. (Section 9.3)	Right of first refusal on all unit transfers. (Section 9.3)	Right of first refusal on all unit transfers. (Section 9.3)	Right of first refusal on all unit transfers. (Section 9.3)
Drag Along Rights	If Class A unit holder plus a majority of the Common, Class B and Class C Units, with Board approval, vote to sell all or substantially all of the units that results in a change of control, selling members have right to require all members to sell their units. (Section 9.15)	If Class A unit holder plus a majority of the Common, Class B and Class C Units, with Board approval, vote to sell all or substantially all of the units that results in a change of control, selling members have right to require all members to sell their units. (Section 9.15)	If Class A unit holder plus a majority of the Common, Class B and Class C Units, with Board approval, vote to sell all or substantially all of the units that results in a change of control, selling members have right to require all members to sell their units. (Section 9.15)	No voting rights on change of control.
If Class A unit holder plus a majority of the Common, Class B and Class C Units, with Board approval, vote to sell all or substantially all of the units that results in a change of control, selling members have right to require all members to sell their units. (Section 9.15)

Involuntary Transfers	Company has a right to redeem some or all of the units in the event of an involuntary transfer. (Section 9.4)	Company has a right to redeem some or all of the units in the event of an involuntary transfer. (Section 9.4)	Company has a right to redeem some or all of the units in the event of an involuntary transfer. (Section 9.4)	Company has a right to redeem some or all of the units in the event of an involuntary transfer. (Section 9.4)

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table provides certain information as of [Proxy Mailed Date], 2022 with respect to the unit ownership of: (i) each director of the Company, (ii) each named executive officer of the Company, (iii) all current officers and directors of the Company as a group, and (iv) each person or group (as that term is defined in Section 13(d)(3) of the Exchange Act) who was known by the Company to be the beneficial owner of more than 5% of our outstanding units. The percentages in the table below are based on 42,049 Common Units, 56,086 Class A Units and 6,987 Class B Units outstanding on [Proxy Mailed Date], 2022. No family relationships exist among our directors and executive officers.

Security Ownership of Management

As of [Proxy Mailed Date], 2022, our directors and executive officers own units as listed in the following table. Unless otherwise indicated, all shares shown in the table below are held with sole voting and investment power.

		Amount and Nature	Percent
Title of Class	Name and Title of Beneficial Owner(1)	of Beneficial Owner(2)	of Class
Directors and Executive Officers:
Common Units	Jeff Taylor, Elected Director and Chairman	651 Common Units(3)	1.55%
Class B Units	Jeff Taylor, Elected Director and Chairman	1,199 Class B Units(4)	17.16%
Common Units	William Couser, Elected Director, Vice Chairman and Secretary	413 Common Units(5)	0.98%
--	Rick Vaughan, Elected Director and Treasurer	-0-	--
--	Robert E. Brummels, Class A Director(6)	-0-	--
--	Dan Heard, Class A Director(6)	-0-	--
--	James Krause, Class A Director(6)	-0-	--
--	Marvin Stech, Class A Director(6)	-0-	--

--	Seth Harder, General Manager, President and Chief Executive Officer(7)	-0-	--
Class B Units	Jeff Kistner, Interim Chief Financial Officer	165 Class B Units(8)	2.36%
All Directors and Executive Officers as a Group
Common Units		1,064 Common Units	2.53%
Class B Units		1,364 Class B Units	19.52%
5% Beneficial Owners:
Class A Units	HALE, LLC(9)	56,086 Class A Units	100%

(1)	The address for all of our directors and executive officers is the address of the Company’s principal executive offices located at 59511 W. Lincoln Highway, Nevada, Iowa 50201.
(2)	Unless otherwise indicated by a footnote, all of the units are directly owned by the listed individual or jointly owned with their spouse and are not pledged as security by the listed individual.
(3)	One hundred (100) of the Common Units are held in a family limited partnership and fifty (50) of the Common Units are held by children of Mr. Taylor for which he may be deemed to be an indirect beneficial owner.
(4)	Fifty (50) of the Class B Units are held in a family limited partnership.
(5)	All of the units are pledged as security by Mr. Couser.
(6)	Appointed as a Class A Director effective April 1, 2020.
(7)	Mr. Harder was appointed as our General Manager, President and Chief Executive Officer effective January 17, 2020.
(8)
The Class B Units are held by LKPK Holdings, LLC, a Nebraska limited liability company (“LKPK”). Mr. Kistner serves as President of LKPK. LKPK is owned 100% by Flag Leaf Financial Management, Inc., a Nebraska corporation (“Flag Leaf”) and Mr. Kistner owns 100% of Flag Leaf.

(9)	The address for HALE, LLC is 54048 HWY 20, Plainview, NE 68769
Recent Transactions

There has been no change in the ownership of the Company's units by any of the Company's directors or officers within the last 60 days.

MEMBER PROPOSALS FOR THE 2023 ANNUAL MEETING OF MEMBERS

We currently anticipate holding the 2023 annual meeting of members in February or March of 2023. The Company is not required to consider any proposal or director nomination petition that does not meet the requirements of the SEC and our Existing Operating Agreement and therefore, any member who wishes to submit a proposal or director nomination petition is encouraged to seek independent counsel about the requirements of the SEC and our Existing Operating Agreement.

All proposals and nomination petitions should be directed to the Company’s principal executive office located at 59511 W. Lincoln Highway, Nevada, Iowa, 50201, to the attention of the Company’s Secretary. We also recommend that proposals and director nomination petitions be sent by electronic means or by certified mail, return receipt requested, or by another means that permits proof of the date of delivery.

Member Proposals to be Considered for Inclusion in the Company’s 2023 Proxy Statement Under SEC Rules
Under applicable SEC rules, including Rule 14a-8 of the Exchange Act, any member proposal to be considered by the Company for inclusion in the proxy materials for the 2023 Annual Meeting of Members must be received by the Secretary of the Company, at 59511 W. Lincoln Highway, Nevada, Iowa 50201, no later than one-hundred and twenty (120) days prior to when we mailed the proxy materials for the preceding year’s annual meeting. Accordingly, we determined that members must submit proposals related to the 2023 Annual Meeting of Members to the Company by [___], 2022. Proposals submitted later than [___], 2022 will be considered untimely and will not be included in the Company’s proxy statement for the 2023 Annual Meeting of Members.
In addition, all proposals will need to comply with Rule 14a-8 of the Exchange Act, which lists the requirements for inclusion of member proposals in company-sponsored proxy materials. Our directors will review proposals submitted by members for inclusion at our next annual meeting of members and will make recommendations to our directors on an appropriate response to such proposals. As the rules of the SEC make clear, simply submitting a proposal does not guarantee that it will be included in our proxy materials.

Requirements for Member Proposals to be Brought Before the 2023 Annual Meeting of Members
Pursuant to Rule 14a-4(c) under the Exchange Act, if the Company does not receive advance notice of a member proposal to be brought before its next annual meeting of members in accordance with the requirements of its Operating Agreement or other governing documents, the proxies solicited by the Company may confer discretionary voting authority to vote proxies on the member proposal without any discussion of the matter in the proxy statement.
Section 5.4 of our Existing Operating Agreement provides that written notice of a member proposal or other business a member intends to present at the next annual meeting must be delivered to, or mailed and received at, the principal executive offices of the Company no later than one-hundred and twenty (120) days prior to when we mailed the proxy materials for the preceding year’s annual meeting. Members must therefore submit notice of any member proposals for the 2023 Annual Meeting of Members to the Company by [___], 2022. Proposals submitted later than [___], 2022 will be considered untimely and not business that may properly be brought before the 2023 Annual Meeting of Members.
As to each matter the member proposes to bring before the 2023 Annual Meeting of Members, the member’s notice must set forth: (i) a description of the proposal or business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (ii) the name and address, as they appear in the Company’s books, of the member making the proposal; (iii) the number of units beneficially owned by such member, the period of time the member has beneficially owned those units, and a statement that the member intends to continue to hold the units through the date of the annual meeting; (iv) any material interest of the member in the proposal or business; and (v) all other information that would be required to be provided by the member pursuant to Regulation 14A under the Exchange Act if the member has submitted the proposal pursuant to Rule 14a-8 under the Exchange Act. The Company does not have any obligation to include any such proposal in the proxy statement, proxy or ballot or other proxy materials of the Company. Our Existing Operating Agreement also provides that the presiding officer at an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the annual meeting and, if he should so determine, such business shall not be transacted.

A copy of our Existing Operating Agreement will be furnished to members without charge upon written request delivered to the Secretary of the Company at the Company’s principal executive office.

2023 Annual Meeting Director Nominations

Pursuant to Section 4.3 of our Existing Operating Agreement, a member or group of members owning at least five percent (5%) of the outstanding units may nominate an individual for election as an Elected Director at the next annual meeting by submitting a written nomination petition in a form provided by the Company if the nomination petition is received at the Company’s principal office no sooner than the October 1 but not later than the November 30 which precedes the annual meeting at which the member seeks to nominate a director. Each nomination petition must be accompanied by a nominee statement that complies with the requirements set forth in Section 4.3 of the Existing Operating Agreement including, without limitation, an agreement that the nominee will (i) serve as an Elected Director if elected, (ii) prepare, execute and/or file all such reports and documents, and provide the Company with all such information, as may be necessary or appropriate in order for the Company to comply with all applicable laws, rules and regulations and (iii) provide all information and all agreements and representations as are determined to be necessary or appropriate by the directors or the President.

Any nomination petition or nominee statement which is not fully completed and properly executed, is not received within the time period provided above or is not true, accurate and complete in all respects, may be rejected by the Company and, if rejected, shall be returned by the Company to the member or members submitting the nomination petition or to the nominee submitting the nominee statement, as the case may be. Each nominee must meet all qualification requirements for Elected Directors as may exist at the time of the nomination and at the time of election.

Effect on Member Proposals and Director Nominations if Reclassification is Implemented

If the Reclassification and Proposed Operating Agreement are implemented, we do not expect to be subject to the proxy rules at the time of the 2023 Annual Meeting, and, therefore, Member proposals would be governed by our Proposed Operating Agreement rather than as set forth above. Additionally, if the Reclassification and Proposed Operating Agreement are implemented, the director nomination procedures would remain the same.
OTHER MATTERS

Reports, Opinions, Appraisals and Negotiations

We have not received any report, opinion or appraisal from an outside party that is materially related to the Reclassification.

Other Matters of the Annual Meeting

As of the date of this ProxySstatement, the only business that our management expects to be presented at the meeting is that set forth in this Proxy Statement. If any other matters are properly brought before the meeting, or any adjournments thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

Forward Looking Statements

Statements contained herein that are not purely historical are forward-looking statements, including, but not limited to, statements regarding our expectations, hopes, beliefs, intentions or strategies regarding the future. We caution you not to place undo reliance on any forward-looking statements made by, or on behalf of us in this Proxy Statement or in any of our filings with the SEC or otherwise. Additional information with respect to factors that may cause our results to differ materially from those contemplated by forward-looking statements is included in our current and subsequent filings with the SEC. See the section titled “Where You Can Find More Information” below.

Where You Can Find More Information

We are subject to the information requirements of the Exchange Act, and in accordance therewith we file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the SEC at Room 100 F Street, N.E., Washington, D.C., 20549. Copies of such materials can also be obtained at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C., 20549. You may obtain information on the operations of the SEC’s public reference room in Washington, DC by calling the SEC at 1-800-SEC-0330. In addition, such reports, proxy statements and other information are available from the Electronic Data Gathering and Retrieval System ("EDGAR") obtained through the SEC’s Internet Website (https://www.sec.gov/edgar/search/).

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING - REGULAR PROPOSALS

Q:    What is the purpose of the Proxy Statement, proxy card and Annual Report?

A:    The Proxy Statement, proxy card and Annual Report are being provided to our members pursuant to the requirements of the proxy rules of the U.S. Securities and Exchange Commission (the “SEC”) and of our Fourth Amended and Restated Operating Agreement dated April 1, 2020 (the “Existing Operating Agreement”). In particular, the materials are provided to solicit your vote on the five proposals to be voted upon by the members at the 2022 Annual Meeting and to invite you to attend the 2022 Annual Meeting.

Q:    Who is providing the Proxy Statement, proxy card and Annual Report and soliciting proxies?

A.    The proxy materials are being provided to you by the Company and proxies will be solicited on behalf of the Company by our directors, officers and employees. The original solicitation of proxies by mail may be supplemented by solicitations by our directors, officers and employees by telephone, electronic or other means to request members return their proxy card or to attend the 2022 Annual Meeting. The Company has not employed any third party to solicit proxies for the 2022 Annual Meeting.

Q:    Who is paying the costs of the solicitation?

A:    The Company will bear the expense of this solicitation of proxies, including the preparation, assembly, printing and mailing of the Internet Availability Notice, this Proxy Statement, the proxy and any additional solicitation material that the Company may provide to members. No compensation will be paid to our directors, officers or employees for any solicitations.

Copies of the proxy materials and any other solicitation materials will be provided to brokerage firms, banks, fiduciaries, trustees, custodians or other nominees holding units in their names that are beneficially owned by others so that they may forward the solicitation materials to such beneficial owners. We will reimburse such brokerage firms, banks, fiduciaries, trustees, custodians or other nominees for the reasonable out-of-pocket expenses incurred by them in connection with forwarding the proxy materials and any other solicitation materials.
Q:    Who is entitled to notice of and to vote at the 2022 Annual Meeting?

A:    In accordance with Section 6.5 of our Existing Operating Agreement, the record date for members entitled to notice of, and to vote at, the 2022 Annual Meeting is the close of business on [Record Date], 2022 (the “Record Date”). Only members of record on [Record Date], 2022 are entitled to notice of, and to vote at, the 2022 Annual Meeting.

Q:    How many votes does each member have?

A:    Members are entitled to one vote for each unit that they hold on each of the matters presented at the 2022 Annual Meeting.
Q:    How many units are outstanding?

A:    The Company has three classes of units and as of the Record Date. The Company has an aggregate of 105,122 units outstanding and entitled to vote at the 2022 Annual Meeting consisting of 42,049 Common Units, 56,086 Class A Units and 6,987 Class B Units outstanding.

Q:    What constitutes a quorum for the 2022 Annual Meeting?

A:    Pursuant to Section 6.7 of our Existing Operating Agreement, members holding at least 25% of the outstanding units (which shall include members holding at least 25% of the outstanding Common Units and Class B Units, in the aggregate and, with respect to any matter upon which the Class A Units are entitled to vote, shall include Members holding at least 25% of the outstanding Class A Units) will constitute a quorum of the members for the 2022 Annual Meeting. Since we had 42,049 Common Units, 6,987 Class B Units and 56,086 Class A Units outstanding and entitled to vote as of the Record Date, an aggregate of at least 12,259 Common Units and Class B Units in addition to at least 14,022 Class A Units need to be represented at the 2022 Annual Meeting in order for there to be a quorum.
Q:    What is the voting requirement for each of the proposals?

A:    If a quorum is represented at the 2022 Annual Meeting, the voting requirements for the five proposals are as follows:

•Approval of “Proposal 1 – Amend and Restate our Fourth Amended and Restated Operating Agreement” requires a majority of the Common Units, a majority of the Class A Units, and a majority of the Class B Units that are outstanding, eligible to vote and represented in person or by proxy at the Annual Meeting, if a quorum is present.

•Approval of “Proposal 2 – Reclassification of the Company's Units” requires a majority of the Common Units, a majority of the Class A Units, and a majority of the Class B Units that are outstanding, eligible to vote and represented in person or by proxy at the Annual Meeting, if a quorum is present.

•Approval of "Proposal 3 - Adjournment or Postponement" requires the affirmative vote of a majority of the units represented in person or by proxy at the 2022 Annual Meeting, even if a quorum is not present.

•Approval of "Proposal 4 - Vote on Election of Directors" requires the affirmative vote of the holders of a plurality of the units represented in person or by proxy at the 2022 Annual Meeting. A plurality vote means that the two nominees who receive the highest number of votes will be elected to fill the two director positions.

•Approval of "Proposal 5 - Ratification of Independent Registered Public Accountant" requires the affirmative vote of a majority of the units represented in person or by proxy at the 2022 Annual Meeting.
Q:    What is the effect of an abstention or votes withheld?

A:    In accordance with Section 6.6 of our Existing Operating Agreement, abstentions or proxies or ballots marked to “withhold authority” will be counted for the purposes of determining the presence or absence of a quorum for the transaction of business but will not be counted as votes cast for or against the proposals to be voted upon at the 2022 Annual Meeting.

Q:    What are the voting recommendations of our directors on each of the five proposals?

A:    Our directors recommend that our members vote as follows:

•FOR Approval of “Proposal 1 – Amend and restate our Fourth Amended and Restated Operating Agreement.”

•FOR Approval of “Proposal 2 – Reclassification of the Company's Units”

•FOR Approval of "Proposal 3 - Adjournment or Postponement"

•FOR the election of Jeff Taylor and Bill Couser under the section entitled "Proposal 4 - Vote on Election of Directors."

•FOR Approval of "Proposal 5 - Ratification of Independent Registered Public Accountant."

Q:    Is there a deadline for delivery of my proxy card?

A:    Yes there is a delivery deadline. In order to be valid and count as units represented at the 2022 Annual Meeting, a proxy card must be received at the Company’s principal office at 59511 W. Lincoln Highway, Nevada, Iowa 50201 before 9:00 a.m. central time on [Meeting Date], 2022.

Q:    How must a member complete the proxy card in order for it to be valid?

A:    A proxy card must be signed and dated, and properly completed, in order to be valid. If a proxy card is signed, dated, properly completed and timely returned, the units it represents will be voted at the 2022 Annual Meeting in accordance with the specifications provided in the proxy card or if you did not provide any specifications or instructions, as set forth below under the following question: “How will the proxies designated on the proxy card vote a member’s units with respect to each proposal?”

Q:    Can a member revoke a proxy?

A:    A member who returns a proxy card to the Company before the 2022 Annual Meeting but wants to change the member's vote, can do so at any time by either (i) delivering a written revocation and/or completing and delivering a new proxy card to the Company’s principal office at 59511 W. Lincoln Highway, Nevada, Iowa 50201 which is received any time before 9:00 a.m. central time on [Meeting Date], 2022, or (ii) attending the 2022 Annual Meeting and delivering a written revocation to any director at any time before the voting results are announced at the meeting.

If your units are held in the name of your brokerage firm, bank, fiduciary, trustee, custodian or other nominee, you are considered the beneficial owner of units held in your name. If you are the beneficial owner of your units and not the holder of record, you will need to contact your brokerage firm, bank, fiduciary, trustee, custodian or other nominee to revoke any prior voting instructions or bring with you a legal proxy from your brokerage firm, bank, fiduciary, trustee, custodian or other nominee authorizing you to vote the units.

Q:    Will a vote be taken at the 2022 Annual Meeting?

A:    Members will be permitted to deliver their proxy cards to the Company’s principal office at 59511 W. Lincoln Highway, Nevada, Iowa 50201 any time before 9:00 a.m. central time on [Meeting Date], 2022. We do not, however, contemplate calling for a vote on any of the proposals at the 2022 Annual Meeting, and we will instead tabulate the results of the voting by proxy and announce the results near the conclusion of the 2022 Annual Meeting.

Q:    How will the proxies designated on the proxy card vote a member’s units with respect to each proposal?

A:    Your units will be voted in accordance with the instructions you indicate when you submit your proxy card. If you submit a proxy card, but do not indicate your voting instructions, your units will be voted as follows:

•FOR Approval of “Proposal 1 – Amend and Restate our Fourth Amended and Restated Operating Agreement ”

•FOR Approval of “Proposal 2 – Reclassification of the Company's Units”

•FOR Approval of "Proposal 3 - Adjournment or Postponement"

•FOR the election of Jeff Taylor and Bill Couser under the section entitled "Proposal 4 - Vote on Election of Directors."

•FOR Approval of "Proposal 5 - Ratification of Independent Registered Public Accountant"

As to any other business that may properly come before the 2022 Annual Meeting or any adjournment or postponement thereof, your units will be voted at the discretion of the proxies in a manner that they consider to be in the best interest of the Company and its members.

Q:    When will the voting results be announced?

A:    We will announce the preliminary voting results at the conclusion of the 2022 Annual Meeting. The final voting results will be tallied and published in a Current Report on Form 8-K to be filed with the SEC within four business days following the 2022 Annual Meeting.

Q:    How can a member make a proposal for next year's annual meeting?

A:    This question is answered above in the section entitled “Member Proposals for the 2023 Annual Meeting of Members.”

Q:    How can a member nominate director candidates for next year's annual meeting?

A:    This question is answered above in the section entitled “Directors and Corporation Governance – Director Nomination Process.”

DIRECTORS AND CORPORATE GOVERNANCE

Board of Directors Structure

The Company is currently governed by seven (7) directors. The holders of Common Units and Class B Units, voting collectively as a class, are entitled to elect three (3) Directors (the “Elected Directors”). Except as set forth below with respect to the terms of our current Elected Directors, pursuant to the terms of the Existing Operating Agreement, Elected Directors will generally be arranged into three classes with one director in each class and each elected for staggered three-year terms. The current Elected Directors are Jeff Taylor, Bill Couser, and Rick Vaughan each of whom was serving as a director of the Company as of the date of the adoption of the Existing Operating Agreement and the Company's inception in 2004. The Elected Directors will serve terms as set forth below in accordance with the terms of the Existing Operating Agreement:

•Jeff Taylor will continue serving as an Elected Director until the 2022 annual meeting of the members, at which time he will be eligible for election to a three-year term expiring in 2025.

•Bill Couser will continue serving as an Elected Director until the 2022 annual meeting of the members, at which time he will be eligible for election to a two-year term expiring in 2024, with three-year terms available thereafter.

•Rick Vaughan will continue serving as an Elected Director until the 2023 annual meeting of the members, at which time he will be eligible for election to a three-year term expiring in 2026.

Additional information regarding the Elected Directors is set forth below under the section entitled “Elected Directors.”

Our Existing Operating Agreement also provides that the holders of Class A Units, by majority vote of the holders of the Class A Units, are entitled to appoint four Directors (the “Class A Directors”) from time to time, as determined in the discretion of the holders of the Class A Units. The Class A Directors serve until they resign, or the Class A Member removes them. Currently, HALE is the only holder of Class A Units and is therefore the sole “Class A Member.” As the sole Class A Member, HALE has the right to designate the four Class A Directors. Additional information regarding the Class A Directors is set forth below under the section entitled “Class A Directors.”

PROPOSAL 4
VOTE ON ELECTION OF DIRECTORS

Three elected Common Directors and Four appointed Class A Directors comprise the Board. The Elected Directors are divided into three classes. Two directors are to be elected by the members at the 2022 Annual Meeting and the terms of the remaining Elected Director's term expires in 2023.

Our Nominating Committee has nominated Jeff Taylor to stand for election to a three-year term and William Couser to stand for election to a two-year term. The nominees were recommended by members of the Company and the nominating committee nominated each of the director nominees. No other nominees were properly nominated to stand for election at the 2022 Annual Meeting.

Director Independence

The Company has determined that each of our Elected Directors meet the standards of independence applicable to companies listed on the NASDAQ Capital Market (though our units are not listed on any exchange or quotation system), including that each Elected Director is free of any relationship that would interfere with his individual exercise of independent judgment.

The Class A Directors do not meet the “independent director” standards applicable to companies listed on the NASDAQ Capital Market (though our units are not listed on any exchange or quotation system) and therefore constitute “Interested Directors.”

Director Qualifications

In making its recommendations for Elected Director nominees, the Nominating and Corporate Governance Committee (the "Nominating Committee") takes into consideration the diversity considerations and other criteria discussed below in the section entitled “Nominating and Corporate Governance Committee” when selecting and evaluating director candidates. In particular, the Nominating Committee believes that a director should:
•be an individual of the highest character and integrity;

•be free of any conflict of interest that would violate any applicable laws, rules, or regulations or interfere with the proper performance of the responsibilities of a director;

•be willing and able to devote sufficient time to the affairs of the Company; and

•have the capacity and desire to represent the balanced, best interests of the Company’s members as a whole.
We believe that each of our Elected Directors as well as the Class A Directors bring these qualifications to the Company. In addition to the foregoing general criteria, as previously discussed, the Nominating Committee considers specific criteria relating to the skills, experience, particular areas of expertise, specific backgrounds and other characteristics of the Elected Director nominees that may enhance the effectiveness of our directors and their committees.

We believe our continuing Elected Directors and the Class A Directors represent a diverse complement of specific business skills, experience and perspectives including: financial and accounting expertise, historic experience with the Company, industry experience, business expertise and experience and senior leadership skills and experience. Listed below are key skills and experiences that we consider important for our directors in light of our current business and structure.

•Knowledge of the Company. The Nominating Committee and our directors recognize that our current Elected Directors have gained substantial experience, background and institutional knowledge regarding the Company’s operations and the ethanol industry in general through their long-term service as directors of the Company. Each of our current Elected Directors have served as directors since the Company was organized in May 2004.

•Industry Experience. Since its organization in May 2004, the Company, along with the ethanol industry in general and the economy as a whole, has experienced a wide range of political, economic and market circumstances, ranging from very favorable to very difficult circumstances. Our current directors have therefore gained valuable background and experience relating to the renewable fuels industry, the operation of an ethanol plant and management and oversight of agricultural and commodities markets critical for our operation over a diverse range of regulatory and economic market conditions. This experience aids our directors in preparing for and dealing with challenging market conditions that may arise in the future.

•Business Expertise and Experience. Each of our directors has substantial individual experience in operating or managing a business through their own personal business endeavors that are discussed in the biographies below. Each director has also demonstrated a willingness and ability in their individual businesses to consider and pursue innovative or new approaches, as well as a willingness and ability to assume leadership roles in those businesses and industries, all of which are attributes that are helpful in an evolving and changing industry such as the ethanol industry.

•Financial Expertise. We believe our directors bring a significant collective knowledge of financial markets, financing and funding operations, and accounting and financial reporting processes and related skills and experiences necessary to understand and oversee our capital structure, financing and investing activities, financial reporting and internal control of such activities.

•Senior Leadership Experience. Many of our directors have served in senior leadership positions which is important, as these directors bring experience and perspective in analyzing, shaping, and overseeing the execution of important strategic, operational and policy issues at a senior level. The insights and guidance of these directors, and their ability to assess and respond to situations encountered in serving as directors of our Company, is also enhanced when their leadership experience has been developed at businesses or organizations that operate within the ethanol, renewable energy, agricultural or financial industries.

Elected Directors

Information regarding our current Elected Directors is set forth below. Each of our Elected Directors meet the standards of independence applicable to companies listed on the NASDAQ Capital Market (though our units are not listed on any exchange or quotation system).

Terms Expiring at the 2022 Annual Meeting of Members

William Couser, age 67. William Couser, "Bill" has been a director of the Company since it was organized in May 2004. His current term as a director will end at the annual meeting of the members to be held in 2022 at which time he will be eligible for election to a two-year term expiring at the annual meeting of members to be held in 2024. Bill is currently serving as Vice Chairman of the Company and has served in this role since April 2018. Bill is also serving as Secretary of the Company and has been serving as Secretary since April 1, 2020. Bill previously served as Secretary of the Company from March 2016 to April 2018. Bill served as Chairman from the time the Company was organized in May 2004 until April 2008. He also served as our interim President and Chief Executive Officer from May 2004 until July 13, 2005. Bill has served as a director of the Iowa Renewable Fuels Association for the past thirteen years, and he served as the president of the Iowa Renewable Fuels Association from January 2004 to December 2010. He is also serving as a director of the Iowa Cattlemen’s Association and Iowa Institute for Coops. He has served as a director on those boards for the past ten years. Bill has been self-employed as a farmer since 1977. His farming operations include row crops and cattle. Bill brings, among other things, additional agricultural and management background and experience to the directors. Bill also brings outside board and affiliations background and experience to the directors, including in the ethanol industry as noted above. Bill has agreed to serve if he is elected.

Jeff Taylor, age 55. Jeff Taylor has been a director of the Company since it was organized in May 2004. His current term as a director will end at the annual meeting of the members to be held in 2022 at which time he will be eligible for election to a three-year term expiring at the annual meeting of members to be held in 2025. Jeff is currently serving as the Chairman and has served as the Chairman since May 2008. Jeff served as the Vice Chairman of our organization from May 2004 until April 2008. Jeff has been self-employed as a farmer since 1988, and he owns and operates farms in Story County, Iowa. Jeff received a Bachelor of Science degree from Iowa State University in farm operations and agricultural studies. Jeff provides, among other things, agriculture and management background and experience to the directors. Jeff also completed board member and chairman certification from the Iowa Institute of Cooperatives. Jeff has agreed to serve if he is elected.

Required Vote and Board Recommendation

Each member that holds Common Units and Class B Units is entitled to vote in the general election of directors and may vote for two nominees for each unit the member owns. As indicated on the proxy card, if you do not mark any choices for directors on the proxy card, then your votes will be cast FOR Jeff Taylor and William Couser. Withheld votes for director elections will not be counted either for or against any nominee because directors are elected by plurality vote, meaning that the persons receiving the greatest number of votes relative to the other nominees will be elected. If you mark only one choice on the proxy card for the director election, the proxies will vote your units ONLY for the nominee you have selected. If you mark contradicting choices on the proxy card, such as both FOR and WITHHOLD for a nominee, your votes will not be counted with respect to the director nominee for whom you have marked contradicting choices. If any nominee should withdraw or otherwise become unavailable, which is not expected, such nominee's votes will be disregarded in determining which nominees received the greatest number of votes. Members who do not submit a proxy card will not be counted as either a vote for or against any nominee in the election of directors. Any member entitled to vote who submits a signed proxy card will be treated as present at the meeting for purposes of determining a quorum.

THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF JEFF TAYLOR AND WILLIAM COUSER.

Term Expiring at the 2023 Annual Meeting of Members

Rick Vaughan, age 62. Rick Vaughan has been a director of the Company since it was organized in May 2004. Rick is currently serving as Treasurer of the Company. His current term as a director will end at the annual meeting of the members to be held in 2023 at which time he will be eligible for election to a three-year term expiring at the annual meeting of members to be held in 2026. Rick served as the General Manager of Prairie Land Cooperative from February 1995 until August 2011. Prairie Land Cooperative merged with Innovative Ag Services on September 1, 2011. He became Co-CEO of Innovative Ag Services on September 1, 2011 and CEO in December 2012. Innovative Ag Services is a farm supply business serving producers in grain marketing and services, agronomy products and services, feed manufacturing, diesel fuel and propane products and services. Rick brings, among other things, agricultural, cooperative, management and marketing experience and background to the directors.

Class A Directors

Information regarding the current Class A Directors, each of whom is an Interested Director, is set forth below. The Class A Directors do not have terms that expire as these directors are appointed by the holders of Class A Units and serve until they resign, or the Class A Members remove them. Currently HALE is the sole Class A Member and therefore, HALE has the right to designate and remove the four Class A Directors.

Robert E. Brummels, age 71. Robert E. Brummels, "Bob" was appointed as a Class A Director on April 1, 2020. Bob is currently a director of Husker Ag LLC "Husker Ag" and has served on the Board of Directors of Husker Ag since 2004. Mr. Brummels has served as Chairman of the Board and President of Husker Ag since June 2012. Prior to that, Bob served as Treasurer of Husker Ag from June 2004 to June 2012. He and his wife, Kathy, currently operate a diversified farming operation northeast of Coleridge, Nebraska, and are the parents of three grown sons. Bob has been involved directly and indirectly with various agricultural enterprises and served in various leadership roles. In 1973 Bob graduated from the University of Nebraska-Lincoln College of Agriculture with a Bachelor of Science degree in animal science.

Dan Heard, age 59. Dan Heard was appointed as a Class A Director on April 1, 2020. Dan is currently a director of Husker Ag and has served on the Board of Directors of Husker Ag since 2012. A resident of Sioux Falls, South Dakota, Dan is a CPA and has been a partner in a local public accounting firm for over 30 years. He has been involved in the ethanol industry as an auditor, advisor and consultant since 1995. He has also served on a number of boards in the ethanol industry during that time. For the past thirteen years, Dan has devoted the majority of his professional time to consulting on various renewable energy projects. Mr. Heard has been married to his wife, Connie, for 35 years and they have four daughters.

James Krause, age 70. Jim Krause was appointed as a Class A Director on April 1, 2020. Jim is currently a director of Husker Ag and has served on the Board of Directors of Husker Ag since 2007. He served as Chairman of the Board and

President of Husker Ag from June 2009 to June 2012. Jim currently resides in Plainview, Nebraska, where he and his wife, Janet, own Krause Family Farms, Inc., which operates a family farm raising irrigated corn and soybeans as well as hogs and cattle. Jim is a member of the Antelope County corn, soybean and pork growers associations and he has served as a member of the Antelope County Zoning Board. He also served as a member of the Plainview school board for nine years. Jim has a Bachelor of Science degree in agricultural science and animal science with a minor in agricultural economics, as well as a master’s degree in agronomy, all from the University of Nebraska, Lincoln. Jim and Janet have been married 45 years and have four sons each married and residing with their families in Nebraska.

Marvin Stech, age 63. Marvin Stech was appointed as a Class A Director on April 1, 2020. Marvin, of Osmond, Nebraska, is currently a director of Husker Ag and has served on the Board of Directors of Husker Ag since 2009. Mr. Stech has served as Secretary of Husker Ag since June 2009. Mr, Stech is a lifelong farmer and is currently a co-owner of Stech Farms in Osmond. Mr. Stech currently serves on St. Mary's Church Finance Committee. He is a past President of both St. Mary’s Church Board and the St. Mary’s School Board. He is also a past director of Osmond Coop Board and Farm Credit Services Advisory Board. Mr. Stech is a 2007 graduate of the Nebraska LEAD Program, a two year agricultural leadership training course. He and his wife, Mary Beth, have been married for 38 years and have six children.

Leadership Structure

Our directors elect a Chairman and a Vice Chairman with the Chairman responsible for presiding over and acting as chairperson of all meetings of our directors and our members. If the Chairman is not present, the Vice Chairman serves as chairperson of the director or member meeting. Jeff Taylor is currently the Chairman and William Couser is the current Vice Chairman. Seth Harder serves as our President and Chief Executive Officer which is separate from the role of the Chairman so the same individual does not serve as both the Chairman and the Chief Executive Officer.

We believe a leadership structure providing for the separation of the role of the Chairman and the Chief Executive Officer is in the best interest of the Company and its members because it allocates the oversight of the business among the directors and the executive officers so that our Chief Executive Officer, who reports to our directors, can focus on the day-to-day business operations, and our Chairman and directors can oversee the activities of the Chief Executive Officer, other executive officers and the business as a whole. We have determined that this leadership structure allows our directors to better focus on their oversight role and provide us a perspective that is independent from that of our management. We do not have a policy mandating the leadership structure and our directors reserve the right to determine the appropriate leadership structure from time to time.

Directors’ Role in Risk Oversight

Although management is responsible for the day-to-day management of risks to the Company, our directors provide broad oversight of the Company’s risk management programs. In this oversight role, our directors are responsible for satisfying themselves that the risk management processes designed and implemented by the Company’s management are functioning and that the systems and processes in place will bring to their attention the material risks facing the Company in order to permit our directors to effectively oversee the management of these risks. A fundamental part of risk management is not only understanding the risks a company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the Company. The involvement of our directors in the risk oversight process allows our directors to assess management’s appetite for risk and also to determine what constitutes an appropriate level of risk for the Company. Our directors regularly include agenda items at their meetings relating to their risk oversight role and meet with various members of management on a range of topics, including corporate governance and regulatory obligations, operations and significant transactions, business continuity planning, succession planning, risk management, insurance, pending and threatened litigation and significant commercial disputes.

While our directors as a whole provide broad oversight of the Company’s risk management processes, various committees of our directors also oversee risk management in their respective areas and regularly report on their activities to all of our directors. Principally, the Risk Committee assists our directors in identifying and quantifying methods of mitigating or eliminating risk, primarily those relating to commodity prices. In addition, the Audit Committee focuses on assessing and mitigating financial risk, including internal controls and the Finance Committee also assists our directors in the oversight of financial risk, including, without limitation, risks relating to our capital structure, investments, tax and financing activities. The Human Resources and Compensation Committee strives to create compensation incentives that encourage a level of risk-taking behavior consistent with the Company’s business strategy. Additional information on the standing director committees is set forth below in the section entitled “Directors and Corporate Governance - Committees of the Directors.”

We believe the division of risk management responsibilities described above is an effective approach for addressing the risks facing the Company and that our leadership structure provides appropriate checks and balances against undue risk taking.
Compensation Risk Analysis

We have reviewed our material compensation policies and practices for all employees and have concluded that these policies and practices are not reasonably likely to have a material adverse effect on the Company. While risk-taking is a necessary part of growing a business, our compensation philosophy, as discussed below in the section entitled “Compensation Discussion and Analysis,” is focused on aligning compensation with the long-term interests of our members as opposed to rewarding short-term management decisions that could pose long-term risks. Our compensation programs have historically contained features designed to mitigate the likelihood of inducing excessive risk-taking behavior.

Director and Committee Meetings and Director Attendance

The directors held a total of 11 meetings (including regularly-scheduled and special meetings) during Fiscal Year 2021. In addition, the Audit Committee held four (4) meetings, the Risk Committee held eleven (11) meetings, and the Nominating Committee held one (1) meeting. No incumbent director attended fewer than seventy-five percent (75%) of the aggregate of the director meetings and committee meetings held on which such director served during Fiscal Year 2021.

We do not have any formal policy with regard to directors' attendance at annual meetings of our members; however, we encourage all of our directors to attend the annual meeting of our members. During the Company's 2021 Annual Meeting, each of our Elected Directors and Appointed Directors attended the 2021 Annual Meeting.

Committees of the Directors

Our directors have standing Audit, Nominating and Company Governance, Human Resource and Compensation, Finance and Risk Committees.

Nominating and Company Governance Committee

The Nominating and Company Governance Committee (the “Nominating Committee”) operates under a written charter which is available on our website at www.lincolnwayenergy.com in the “Investors” section. During Fiscal Year 2021, the entire Board served as the Nominating Committee with Jeff Taylor currently serving as the Chair of the Nominating Committee. The general functions performed by the Nominating Committee are to:

•oversee the governance of the Company, including the operations of the directors and their committees;
•identify individuals qualified to become directors and recommend nominees for election as Elected Directors;
•monitor developments in corporate governance practices; and
•oversee the Company’s compliance with legal and regulatory requirements.

The Nominating Committee reviews with the directors the skills and characteristics that should be required of Elected Director nominees in the context of the current skill sets and characteristics of the existing directors and the business and operational environment of the Company at the time of the recommendation.

The Nominating Committee attempts to determine the appropriate characteristics, skills and experiences for the directors as a whole and for individual Elected Directors, with the objective of having an overall composition of directors with diverse backgrounds and experience in business and public service, and not necessarily only in the ethanol industry. The Nominating Committee does not have a policy with regard to, and does not otherwise consider, diversity in identifying Elected Director nominees for Elected Directors, other than diversity in backgrounds and experience as otherwise discussed in this paragraph. Prospective Elected Director nominees are not discriminated against on the basis of age, gender, race, religion, national origin, sexual orientation, disability or any other basis proscribed by law.

The Nominating Committee considers the need for diverse backgrounds and experience together with the qualifications of individual Elected Director candidates and the characteristics expected of all directors which include independence, integrity, high personal and professional ethics, sound business judgment, and the ability and willingness to commit sufficient time to serve as a director. In evaluating the suitability of individual Elected Director candidates, the Nominating Committee takes into account many factors, including the individual's general understanding of marketing, finance, agricultural markets and other disciplines relevant to the success of a company of our size with our capital structure in the renewable fuels industry; the individual's understanding of our business and operations; the individual's educational and professional background and the individual's personal accomplishments.

In addition, the Nominating Committee evaluates each individual Elected Director candidate in the context of the directors as a whole, with the objective of recommending Elected Director nominees that will best represent our member interests through the exercise of sound business judgment using the directors’ diversity of experience and better position us for success. In determining whether to recommend an incumbent director for re-election as an Elected Director, the Nominating Committee also considers the director’s past attendance at meetings and the director’s participation in and contributions to the activities of the directors. All Elected Director nominees recommended by the Nominating Committee are subject to approval by the directors.

The Nominating Committee will generally first look to our members to identify possible Elected Director nominees. The Nominating Committee will consider and evaluate members for possible Elected Director nominees on its own, but will also consider any suggestions by other directors. The Nominating Committee also may, but is not required to, consider any suggestions for Elected Director nominees by our members. The Nominating Committee is not, however, required to only consider or to only nominate members as nominees for Elected Director, and the Nominating Committee is free to recommend any individual as an Elected Director nominee. Although we do not currently contemplate using any search firm or other outside parties to identify or evaluate or assist in identifying or evaluating Elected Director nominees, the Nominating Committee, with the approval of the directors, may retain search firms or other outside parties and approve payment of fees to those firms or parties.

Audit Committee

The Audit Committee operates under a written charter which is available on our website at www.lincolnwayenergy.com in the “Investors” section. During Fiscal Year 2021, the entire Board is serving as the Audit Committee.

During Fiscal Year 2021, the directors determined that Rick Vaughn met the definition of an “audit committee financial expert” as that term is defined in applicable SEC regulations. Mr. Vaughn meets the “independent director” standards applicable to companies listed on the NASDAQ Capital Market (though our units are not listed on any exchange or quotation system).

The general function performed by the Audit Committee is to assist the directors in their oversight of the quality and integrity of the accounting, auditing and reporting practices of the Company. The Audit Committee's role includes overseeing the audit of our financial statements and the work of the Company’s internal accounting and financial reporting and internal auditing processes, and discussing with management the Company’s processes to manage business and financial risk. The Audit Committee is also responsible for the appointment, compensation, retention and oversight of the independent auditor engaged to prepare or issue audit reports on our financial statements and internal control over financial reporting. The Audit Committee relies on the expertise and knowledge of management and the independent auditor in carrying out its oversight responsibilities.

Human Resources and Compensation Committee

The Human Resources and Compensation Committee (the “Compensation Committee”) operates under a written charter which is available on our website at www.lincolnwayenergy.com in the “Investors” section. During Fiscal Year 2021, the entire Board served as the Compensation Committee. The general functions performed by the Compensation Committee are the following:

•Recommending to the directors the annual goals and objectives of the Chief Executive Officer and other senior management positions;

•Recommending to the directors the compensation of the directors and of the Chief Executive Officer and other senior management positions;

•Conducting and overseeing the performance evaluation of the Chief Executive Officer and other senior management positions;

•Approving the base salary and incentive compensation arrangement of the Chief Financial Officer and the other key employees;

•Recommending to the directors the policies that govern our compensation programs, and overseeing any such programs as are adopted by the directors; and

•Review and coordinate review by our directors of our compensation and benefit plans for alignment with Company objectives.
The Compensation Committee has the authority to retain outside advisors or consultants to assist the committee in carrying out its duties and responsibilities, but no such consultants were utilized during Fiscal Year 2021.

Finance Committee

The Finance Committee operates under a written charter which is available on our website at www.lincolnwayenergy.com in the “Investors” section. During Fiscal Year 2021, the entire Board served as the Finance Committee. The general functions performed by the Finance Committee are to assist our directors in the oversight of the Company’s financial performance, capital structure, financing, investment, tax, insurance, divestiture, merger and acquisition activities.

Risk Committee

The Risk Committee advises our directors on methods of effectively managing the Company’s physical assets, contractual commitments, seeking market opportunities and adding value to the Company’s operating facility. The Risk Committee also assists our directors in identifying and quantifying methods of mitigating or eliminating risk, including those relating to commodity prices. During Fiscal Year 2021, the entire Board served as the Risk Committee.

Member Communications with Our Directors

A member desiring to send any communication to our directors may do so in writing by either delivering the writing to the Company’s principal office at 59511 W. Lincoln Highway, Nevada, Iowa 50201, or by mailing the writing to that address, in either case, to the attention of the President. The Company will provide a copy of each such writing to each director.

Code of Ethics

The Company adopted a Code of Ethics that applies to its directors, principal executive officer, principal financial officer, principal accounting officer or controller and other senior financial officers effective August 27, 2008. The Code of Ethics was filed as an exhibit to our annual report on Form 10-K for our fiscal year ended September 30, 2010. We will disclose amendments to, or waivers of, certain provisions of our Code of Ethics relating to our principal executive officer, principal financial officer, controller or persons performing similar functions on our website promptly following the adoption of any such amendment or waiver.

Elected Director Nomination Process

Section 4.3 of the Existing Operating Agreement provides that the directors, or a Nominating Committee established by the directors, shall prepare a list of nominees for each Elected Director position to be filled at the next annual meeting of the members. Our directors have a standing Nominating Committee and the role of the Nominating Committee includes identifying, evaluating and recommending Elected Director candidates to the directors. The Nominating Committee reviews Elected Director nominee candidates from the incumbent Elected Directors and recommendations from members or other third parties and then makes a recommendation to our directors regarding the Elected Director nominees. When reviewing Elected Director nominee candidates, the Nominating Committee takes into consideration the criteria described above in the section entitled “Director Qualifications.”

Member Recommendations

The Nominating Committee considers member recommendations for Elected Director nominee candidates. The Nominating Committee reviews any recommendations received from its members using the same criteria used to review incumbent Elected Directors which criteria is described in the section above entitled “Director Qualifications.”

Member Nomination Process

Pursuant to Section 4.3 of our Existing Operating Agreement, a member or group of members owning at least 5% of the outstanding units may nominate an individual for election as an Elected Director at the next annual meeting by submitting a written nomination petition in a form provided by the Company if the nomination petition is received at the Company’s principal office no sooner than the October 1 but not later than the November 30 which precedes the annual meeting at which the member seeks to nominate a director. Each nomination petition must be accompanied by a nominee statement that complies with the requirements set forth in Section 4.3 of the Existing Operating Agreement including, without limitation, an agreement that the nominee will (i) serve as an Elected Director if elected, (ii) prepare, execute and/or file all such reports and documents, and provide the Company with all such information, as may be necessary or appropriate in order for the Company to comply with all applicable laws, rules and regulations and (iii) provide all information and all agreements and representations as are determined to be necessary or appropriate by the directors or the President.

Any nomination petition or nominee statement which is not fully completed and properly executed, is not received within the time period provided above or is not true, accurate and complete in all respects, may be rejected by the Company and, if rejected, shall be returned by the Company to the member or members submitting the nomination petition or to the nominee submitting the nominee statement, as the case may be. Each nominee must meet all qualification requirements for Elected Directors as may exist at the time of the nomination and at the time of election.

No Floor Nominations

Section 4.3 of the Existing Operating Agreement expressly provides that no nominations for any director position may be made from the floor at any meeting of the members.

Policy Regarding Employee, Officer and Director Hedging

We do not have a policy prohibiting our directors, officers or employees from purchasing financial instruments that are designed to hedge or offset any decrease in the market value of the Company's units held by such persons. The Company is a limited liability company taxed as a partnership for federal income tax purposes and therefore, we must comply with complex trading restrictions under the Internal Revenue Code. In order to not be deemed a publicly-traded partnership for tax purposes and preserve our partnership tax status, our units may not be traded on any established securities market or readily traded on a secondary market (or the substantial equivalent thereof). Since there is no public market for our units, our Board has determined that such a policy is not necessary.

COMPENSATION OF DIRECTORS
Compensation paid to our directors is reviewed and determined on an annual basis by the directors. We do not provide our directors with any equity or equity option awards, nor any non-equity incentive payments or deferred compensation. Similarly, we do not provide our directors with any other perquisites, “gross-ups,” defined contribution plans, consulting fees, life insurance premium payments or otherwise. Our director compensation program provides that each director receives an annual retainer of $18,000 which constitutes a fee of $1,500 per month. The Chairman is paid an additional $6,000 annual retainer and the Vice Chairman, Secretary and Treasurer are each paid an additional $1,200 annual retainer. There was no change in the fees paid to the directors in Fiscal Year 2021 from the fees paid during the previous fiscal year. The following table provides information concerning all compensation paid to each of our directors during the Fiscal Year 2021 for service as a director.

Name	Fee Earned or Paid in Cash	All Other Compensation	Equity or Non-Equity Incentives	Total
Robert Brummels	$18,000	$—	$—	$18,000
William Couser	$19,200	$—	$—	$19,200
Dan Heard	$18,000	$—	$—	$18,000
James Krause	$18,000	$—	$—	$18,000
Marvin Stech	$18,000	$—	$—	$18,000
Jeff Taylor	$24,000	$—	$—	$24,000
Rick Vaughan	$19,200	$—	$—	$19,200

EXECUTIVE OFFICERS

Our Executive Officers

The information below lists our current executive officers. Except for the Management Agreement and Restated Management Agreement (each as defined below) with respect to Seth Harder, and the CFO Services Agreement (as defined below) with respect to Jeff Kistner, there are no arrangements or understandings between any of the Company’s executive officers and any other persons pursuant to which he or she was selected as an executive officer. No family relationships exist among our directors and executive officers.
Principal Executive Officer
Seth Harder, age 43. Mr. Harder was appointed as the Company’s General Manager, President and Chief Executive Officer on January 17, 2020. Mr. Harder has served as General Manager of Husker Ag, LLC "Husker Ag" for 14 years beginning in January of 2006, during which time Husker Ag has grown from its original capacity of 20 million gallons to currently producing 110 million gallons per year. Prior to his appointment as General Manager, Mr. Harder served as Husker Ag’s Plant Manager from September 2004 through December 2005. He originally joined Husker Ag in November 2002 as the Company's first Production Manager followed by a time with ICM, Inc. where he worked as an ethanol trainer and plant startup specialist. Mr. Harder is a current Board member and former executive officer of Renewal Fuels Nebraska. He is also a Board member of the Renewable Fuels Association and the American Coalition for Ethanol (ACE). In 2019, Mr. Harder was appointed by Governor Pete Ricketts to the Nebraska Environmental Quality Council. Mr. Harder also currently serves on the Board of Laurel BioComposite, LLC, a company that transforms Husker Ag’s dry distillers grain into organic bio resin filler.
Effective January 15, 2020 the Company entered into a Management Services Agreement (the “Management Agreement”) with Husker Ag for management services pertaining to the Company’s ethanol facility. Pursuant to the terms of the Management Agreement, Husker Ag will provide the Company with individuals to serve as General Manager, Environmental and Safety Manager and Commodity Risk Manager who will perform the respective management services for each such position.

Effective April 1, 2020, the Company entered into an Amended and Restated Management Services Agreement (the “Restated Management Agreement”) with HALE, an affiliate of Husker Ag, which replaced and superseded the original Management Agreement between the Company and Husker Ag. Pursuant to the terms of the Restated Management Agreement, HALE will provide management services to the Company’s ethanol facility located in Nevada, Iowa, including providing the Company with individuals to (a) serve as General Manager, Environmental and Safety Manager, Commodity Risk Manager, and to fill such other positions as may be necessary from time to time; and (b) perform the respective management services for each such position. See section below entitled “Executive Compensation - Agreements with Our Executive Officers – CEO Management Services Agreement” for a discussion of the terms of the Management Agreement and Restated Management Agreement.

Mr. Harder was appointed as our General Manager, President and Chief Executive Officer in connection with our execution of the Management Agreement and continues to serve in such capacity under the Restated Management Agreement.

Principal Financial Officer

Jeff Kistner, age 58. Mr. Kistner has served as the Company’s Interim Chief Financial Officer since July 31, 2019. Mr. Kistner is the founder and President of Flag Leaf Financial Management Inc. (“Flag Leaf”). Mr. Kistner founded Flag Leaf Financial Management Inc. in May 2008, offering financial advisory and interim CFO services to agribusiness, food and renewable energy companies. Since its start, Flag Leaf has helped businesses succeed financially during periods of uncertain economic volatility. Flag Leaf works with its clients to enable them to enhance cash flow, maximize liquidity, improve capital allocation, forecast operational performance, manage capital structures, and improve strategies for increasing the intrinsic value of the business. See section below entitled “Executive Compensation - Agreements with Our Executive Officers – CFO Professional Services Agreement” for a discussion of the terms of the Professional Services Agreement between the Company and Flag Leaf.

Mr. Kistner was raised on a diversified family farm in southeast Nebraska and graduated in 1986 with a Bachelor of Science in Agricultural Economics from the University of Nebraska. In 1991 he earned his MBA in Finance from Webster University in St. Louis, Missouri. Mr. Kistner has 19 years of banking experience, with the most recent position at CoBank as a member of the business development team specializing in renewable fuel and agricultural processing businesses. He then worked for 4 years at BBI International focusing on project development and management of renewable fuel projects around the globe. At BBI, he had a strong influence in business economics, equity valuations and capital structures for early stage to operating renewable energy companies. For the past 11 years, Mr. Kistner primarily has worked with ethanol processing plants, biodiesel facilities and renewable diesel companies.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis is designed to provide our members with an understanding of our compensation philosophy, core principles and decision making process. It discusses the determinations of the Compensation Committee of how and why, in addition to what, compensation actions were taken for the following executive officers (collectively, the “Named Executive Officers”, or "NEOS") during Fiscal Year 2021:

Seth Harder        President and Chief Executive Officer
Jeff Kistner        Interim Chief Financial Officer

Since our Named Executive Officers are not employees of the Company and are compensated based on agreements the Company has with third-party entities, all compensation arrangements with our Named Executive Officers are negotiated by the Board and are based on the terms of those agreements.

Mr. Harder is an independent contractor and compensation for his services was paid to Husker Ag or HALE under the terms of the Management Agreement and Restated Management Agreement, respectively. See the section below entitled “Executive Compensation - Agreements with Our Executive Officers – CEO Management Services Agreement” for information relating to the compensation paid by us pursuant to the terms of this agreement.
Mr. Kistner is an independent contractor and compensation for his services is paid to Flag Leaf Financial Management Inc. pursuant to the terms of a Professional Services Agreement between the Company and Flag Leaf Financial Management Inc. See the section below entitled “Executive Compensation - Agreements with Our Executive Officers - CFO Services Agreement” for information relating to the compensation paid by us pursuant to the terms of this agreement.
Details of the compensation provided to our Named Executive Officers (including Mr. Harder and Mr. Kistner) for Fiscal Year 2021 are set forth in the “Summary Compensation Table” and narrative discussions set forth in the section entitled “Executive Compensation” that follow this Compensation Discussion and Analysis.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the compensation discussion and analysis set forth in this Proxy Statement with management, and, based on that review and discussion, recommended to the directors that the compensation discussion and analysis be included in this Proxy Statement.

COMPENSATION COMMITTEE

Jeff Taylor
Dan Heard
William Couser
James Krause
Rick Vaughan
Marvin Stech
Robert E. Brummels

EXECUTIVE COMPENSATION

The following table sets forth the compensation paid to or earned by our Named Executive Officers in Fiscal Year 2021 and the two preceding fiscal years.

Name and Principal Position	Fiscal Year	Salary	Non-Equity Incentive Plan Compensation	All Other Compensation	Total
Seth Harder, President and Chief Executive Officer[1]	2021	$—	$—	$160,000	$160,000
	2020	$—	$—	$160,000	$160,000
	2019	$—	$—	$—	$—
Jeff Kistner, Interim Chief Financial Officer[2]	2021	$—	$—	$114,199	$114,199
	2020	$—	$—	$175,338	$175,338
	2019	$—	$—	$45,544	$45,544
1.Mr. Harder was appointed the President and Chief Executive Officer of the Company effective January 17, 2020. The amount reflected represents payments made to Husker Ag or HALE, respectively, for Mr. Harder’s services pursuant to the terms of the Management Agreement and Restated Management Agreement as allocated by Husker Ag and HALE to the CEO services provided by Mr. Harder to the Company. See section below entitled “Agreements with Our Executive Officers – CEO Management Services Agreement” for additional details on the terms of the Management Agreement and Restated Management Agreement.
2.The amounts reflected represent payments made to Flag Leaf Financial Management Inc. for Mr. Kistner’s services pursuant to the terms of the Professional Services Agreement between the Company and Flag Leaf Financial Management Inc. and include payments related to travel reimbursements. See section below entitled “Agreements with Our Executive Officers – CFO Services Agreement” for additional details on the terms of the Professional Services Agreement.

Agreements with Our Executive Officers
CEO Management Services Agreement
Effective January 15, 2020 the Company entered into a Management Services Agreement (the “Management Agreement”) with Husker Ag, LLC (“Husker Ag”) for management services pertaining to the Company’s ethanol facility. Pursuant to the terms of the Management Agreement, Husker Ag agreed to provide the Company with individuals to serve as General Manager, Environmental and Safety Manager and Commodity Risk Manager who will perform the respective management services for each such position. Mr. Harder was appointed as our General Manager, President and Chief Executive Officer in connection with our execution of the Management Agreement.

The initial term of the Management Agreement was four months from January 15, 2020 and therefore would have expired on May 15, 2020. However, as discussed below, the Management Agreement was replaced and superseded by the Restated Management Agreement effective April 1, 2020. During the initial term, the Management Agreement required that the Company pay Husker Ag a monthly fee of $36,000 for the management services and thereafter that the parties had to mutually agree upon the compensation for any renewal term prior to the expiration of the then-current term.

Effective April 1, 2020, the Company entered into an Amended and Restated Management Services Agreement (the “Restated Management Agreement”) with HALE, an affiliate of Husker Ag, which replaced and superseded the Management Agreement. Pursuant to the terms of the Restated Management Agreement, HALE will provide management services to the Company’s ethanol facility located in Nevada, Iowa, including providing the Company with individuals to (a) serve as General Manager, Environmental and Safety Manager, Commodity Risk Manager, and to fill such other positions as may be necessary from time to time; and (b) perform the respective management services for each such position.

The initial term of the Restated Management Agreement is twelve months from April 1, 2020. Upon expiration of the initial term, the Restated Management Agreement will automatically renew for one-year periods unless either party provides notice of non-renewal at least ninety (90) days prior to the expiration of the then-current term. Either party may terminate the Restated Management Agreement for cause as defined in the Restated Management Agreement. In the event of a change of control event pursuant to which a third party other than HALE or Husker Ag acquires control of the Company, either party has the right to terminate the Restated Management Agreement upon ninety days written notice.

During the initial term, the Restated Management Agreement provides that the Company will pay HALE a monthly fee of $36,000 for the management services. The parties shall mutually agree upon the compensation for any renewal term prior to the expiration of the then-current term. In the event the parties are unable to agree upon compensation for any renewal term, the Company shall pay HALE, on a monthly basis, an amount equal to 50% of the total salary, bonuses, benefits, expenses and costs incurred by the HALE and Husker Ag employees performing the services. The monthly payment will be paid on an estimated basis with a true up calculation and payment occurring as soon as possible at the end of the applicable fiscal year.

During Fiscal Year 2021, the Company made payments to Husker Ag or HALE pursuant to the terms of the Management Agreement and Restated Management Agreement, respectively, which were allocated by Husker Ag or HALE to Mr. Harder for the CEO services he provided to the Company, in the amount of $160,000. HALE has determined that $160,000 of the aggregate $432,000 annual fee payable to HALE by the Company pursuant to the Restated Management Agreement should be allocable to the CEO services provided to the Company by Mr. Harder, subject to reasonable adjustment based on the level of CEO services required by the Company. For instance, during the first several months following the acquisition of control of the Company by HALE, HALE allocated a greater portion of the monthly fees payable by the Company to HALE under the Restated Management Agreement to Mr. Harder due to the additional transition services provided.

CFO Services Agreement
Effective July 31, 2019, we entered into a Professional Services Agreement (the “CFO Services Agreement”) with Flag Leaf Financial Management Inc. (“Flag Leaf”) pursuant to which Flag Leaf provides CFO services in connection with our annual audit, SEC filings, reports to members, lender reporting and tax filings along strategic planning, forecasting and budgeting and day-to-day leadership and oversight of our financial department. The CFO Services Agreement had an initial term which expired January 31, 2020 and automatically renews for two six month terms unless terminated by either the Company or Flag Leaf. Either party may terminate the CFO Services Agreement for any reason, or for no reason, upon thirty (30) days prior written notice to the other party.
Pursuant to the terms of the CFO Services Agreement, we pay Flag Leaf as an independent contractor on a retainer basis based on the estimated amount of time to be devoted to the Company which was $8,000 per month. The CFO Services Agreement provides that the monthly retainer for any services provided following the twelve months shall be mutually agreed to by the parties. The Company will also reimburse Flag Leaf for expenses incurred while performing services under the CFO Services Agreement.
Change of Control or Severance Agreements

The Company does not have any change of control or severance agreements or similar obligations.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee was at any time during Fiscal Year 2021, or at any other time, an officer or employee of the Company. No executive officer of the Company serves as a director or a member of a compensation committee of any entity that has one or more executive officers serving as one of our directors or as a member of the Compensation Committee.

Chief Executive Officer Pay Ratio
As required by Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Seth Harder, our Chief Executive Officer at the end of Fiscal Year 2020 (our “CEO”).
The CEO pay ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. For Fiscal Year 2021, the ratio of the annual total compensation of our CEO to the annual total compensation of the medial employee was as follows:

Total Annual Compensation
Chief Executive Officer	$160,000
Median Employee	$68,870
CEO Pay Ratio	2.32

To identify the median of the annual total compensation of all the Company’s employees, as well as to determine the annual total compensation of our median employee and our CEO, the Company took the following steps:

1.The Company determined that, as of September 30, 2021, the last day of Fiscal Year 2021, our employee population consisted of forty individuals including temp service staffing with all of these individuals located in the United States. This population consisted of our full-time and part-time employees. The Company selected September 30, 2021, which is the last day of our Fiscal Year 2021 as the date upon which we would identify the “median employee” because it enabled us to make such identification in a reasonably efficient and economical manner.

2.To identify the median employee from our employee population, the Company calculated the amount of the total cash compensation earned during Fiscal Year 2021 as reflected in our payroll records which was consistently applied to all of our employees, excluding our CEO, who were employed by us on September 30, 2021 (whether employed on a full-time or part-time basis). The Company believes the use of total cash compensation earned by our employees is a consistently applied compensation measure because the Company does not distribute equity awards to employees. For purposes of calculating the total cash compensation earned, we included the following for each of our employees in the calculation: (i) actual base salary paid (in the case of hourly workers, base salary paid included overtime pay), (ii) cash bonuses earned for Fiscal Year 2021 and (iii) paid time off. The Company did not perform any full-time equivalency adjustments for part-time or temporary employees or annualize for employees hired throughout the year with the exception of our CEO as noted in the footnote to the table above and in Item 4 below.

3.The Company identified our median employee using this compensation measure, which was consistently applied to all our employees included in the calculation. Since all our employees are located in the United States, as is our CEO, we did not make any cost-of-living adjustments in identifying the median employee.

4.The CEO amount is based on a determination by HALE that $160,000 of the aggregate $432,000 annual fees payable to HALE by the Company pursuant to the Restated Management Agreement is allocable to the CEO services provided to the Company.

The pay ratio disclosed above was calculated in accordance with SEC rules based upon the Company’s reasonable judgment and assumptions using the methodology described above. The SEC rules do not specify a single methodology for identification of the median employee or calculation of the pay ratio, and other companies may use assumptions and methodologies that are different from those used by the Company in calculating their pay ratio. Accordingly, the pay ratio disclosed by other companies may not be comparable to the Company’s estimated pay ratio as disclosed above.

AUDIT COMMITTEE REPORT

Members should be aware that under Securities and Exchange Commission rules, the following report issued by the Audit Committee relating to certain of its activities during Fiscal Year 2021 is not considered “filed” with the Securities and Exchange Commission under the Securities Exchange Act of 1934, and is not incorporated by reference in any past or future filing by the Company under the Securities Exchange Act of 1934 or the Securities Act of 1933, unless specifically referenced.

Our directors have the ultimate authority for effective corporate governance, including the role of oversight of the management of the Company. The Audit Committee's general purpose is to assist our directors in fulfilling their responsibilities by overseeing the accounting and financial reporting processes of the Company, the audits of our financial statements, the qualifications and performance of the independent registered public accounting firm engaged as our independent auditor, and the performance of our internal accounting, financial reporting and auditing processes.

The Audit Committee relies on the expertise and knowledge of management and the independent auditor in carrying out its oversight responsibilities. Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements, accounting and financial reporting principles, internal control over financial reporting, and disclosure controls and procedures designed to ensure compliance with accounting standards, applicable laws, and regulations. Management is also responsible for objectively reviewing and evaluating the adequacy, effectiveness and quality of the Company’s system of internal control. The Company’s independent auditor, RSM, is responsible for performing an independent audit of the financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States.

The Audit Committee has reviewed and discussed the Company’s audited financial statements and related footnotes for the fiscal year ended September 30, 2021, and the independent auditor's report on those financial statements, with the Company’s management and with RSM. Management represented to the Audit Committee that the Company’s financial statements were prepared in accordance with generally accepted accounting principles.

The Audit Committee has discussed with RSM the matters required to be discussed by the Public Company Accounting Oversight Board and the Securities and Exchange Commission. The Audit Committee has also received the written disclosures and the letter from RSM required by applicable requirements of the Public Company Accounting Oversight Board regarding RSM communications with the Audit Committee concerning independence, and has discussed with RSM that firm's independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the directors that the audited financial statements be included in the Company’s annual report on Form 10-K for the fiscal year ended September 30, 2021.

AUDIT COMMITTEE

Jeff Taylor
Dan Heard
William Couser
James Krause
Rick Vaughan
Marvin Stech
Robert E. Brummels
Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act and the rules of the SEC require our directors, certain officers and beneficial owners of more than 10% of our outstanding units to file reports of their ownership and changes in ownership of our units with the SEC. Company employees generally prepare these reports on behalf of our executive officers on the basis of information obtained from them and review the forms submitted to us by our non-employee directors and beneficial owners of more than 10% of the units. Based on such information, we believe that all reports required by Section 16(a) of the Exchange Act to be filed by our directors, officers and beneficial owners of more than 10% of the units during or with respect to Fiscal Year 2021 to the date of this filing.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In January 2018, our directors adopted a Related Party Policy which requires that the Nominating and Company Corporate Governance Committee review the material facts of any related party transaction and approve or ratify such transaction. The Related Party Policy also formalized certain practices and procedures historically followed by our directors relating to the approval of any transaction, arrangement or series of similar transactions, arrangements or relations, including indebtedness or guarantees of indebtedness, with related parties. Related persons include our directors or executive officers and their respective immediate family members and 5% beneficial owners of our units. Our Related Party Policy exempts any commodity market purchase or sale transactions from the definition of “related party transaction” if such purchase or sale is at the then current market prices and therefore, such transactions do not require review or prior approval. The Company did not have any related party transactions during Fiscal Year 2021.
OTHER MATTERS

The directors do not intend to bring any other business before the 2022 Annual Meeting, and no member proposals will be able to be made or acted upon at the 2021 Annual Meeting, so the only member actions to be acted upon at the 2022 Annual Meeting will be the vote on the three proposals as described and provided in this Proxy Statement.

By Order of the Directors,

William Couser,

Secretary
Nevada, Iowa
[Proxy Mailed Date], 2022

PROPOSAL 1 — AMEND AND RESTATE OUR FOURTH AMENDED AND RESTATED OPERATING AGREEMENT

Overview

We are asking our Members to amend and restate our Fourth Amended and Restated Operating Agreement (the "Existing Operating Agreement") by approving and adopting the Fifth Amended and Restated Operating Agreement (the "Proposed Operating Agreement"). Our Members should carefully read this Proxy Statement in its entirety for more detailed information concerning the Proposed Operating Agreement, a copy of which is exhibited to this Proxy Statement as Exhibit 99.4. Please also see the section above entitled “The Fifth Amended and Restated Operating Agreement” for additional information and a summary of certain terms of the Proposed Operating Agreement. You are urged to read carefully the Proposed Operating Agreement in its entirety before voting on this proposal.

If the Proposed Operating Agreement is approved by the Members, some of the Company's units will be reclassified into two classes, Class C Units and Class D Units. Collectively, approving the Proposed Operating Agreement would result in the Company having five (5) classes of units, Common Units, Class A Units, Class B Units, Class C Units and Class D Units. Common Units held by holders of exactly 25 of our Common Units will be reclassified into Class C Units; Common Units held by holders of less than 25 of our Common Units will be reclassified into Class D Units. Common Units held by holders of 26-49 of our Common Units will be reclassified into Class D Units. Common Units held by holders of 50 or more of our Common Units will not be reclassified and will remain Common Units. The Class A and Class B Units will not be reclassified. This reclassification process will allow us to fall below the threshold number of unit holders required to register as a reporting Company under §12 of the Securities Exchange Act of 1932 (the “Exchange Act”), also referred to as a "going private transaction". This going private transaction will eliminate the Company's responsibility to report publically to the SEC and allow the Company to continue its operations more efficiently by eliminating the expense of the reporting requirements of the Exchange Act. However, those Members whose units will be reclassified into Class C Units and Class D Units will have restricted voting rights and transfer rights as a result of the Reclassification. The table below discusses the impacts that the Proposed Operating Agreement will have on our unit holders. All other rights that our unit holders have will not be changed if not mentioned in this table.

	Existing Operating Agreement	Proposed Operating Agreement
Number of Classes of Units	The Existing Operating Agreement provides that the Company’s Units are divided into three (3) classes “Class A Units”, “Class B Units” and “Common Units”
The Proposed Operating Agreement increases the number of classes that the Company’s units are divided into to include Class C Units and Class D Units, resulting in a total of five (5) classes of units. Common Units held by holders of exactly 25 of our Common Units will be reclassified into Class C Units; Common Units held by holders of less than 25 of our Common Units will be re-classified into Class D Units. Common Units held by holders of 26-49 of our Common Units will be re-classified into Class D Units. Common Units held by holders of 50 or more of our Common Units will not be reclassified and will retain Common Units.

	See Article 7 of the Existing Operating Agreement	See Article 7 of the Proposed Operating Agreement

Voting Restrictions
The existing Operating Agreement allows the unit holders to vote on certain actions of the Company, including the sale, lease or exchange of the Company, the merger of the Company, the dissolution of the Company, the issuance of any Units to any Director or officer of the Company in their individual capacity, or any other act or matter which the Operating Agreement expressly requires the unit holders to vote on.

The Proposed Operating Agreement only requires the Class A, Class B and Common unit holders to vote on certain actions of the Company, including the sale, lease or exchange of the Company, the merger of the Company, the issuance of any Units to any Director or officer of the Company in their individual capacity, or any other act or matter which the Operating Agreement expressly requires the unit holders to vote on. The Class C Members can vote on the dissolution of the Company while the Class D Members cannot. The Class C Members and Class D Members can both vote on any amendment to the Operating Agreement that would limit their limited liability.
	See Article 4 of the Existing Operating Agreement	See Article 4 of the Proposed Operating Agreement
Transfer Restrictions	Under the Existing Operating Agreement, all transfers of Class B Units and Common Units are subject to the prior written approval of the Directors. Transfers of any Class A Unit are not restricted.
The Proposed Operating Agreement has broad transfer restrictions on the Class B Units, Class C Units, Class D Units and Common Units. All transfers have to be first offered to the Company, then approved by a majority of the Directors and finally comply with all other provisions of Article 9. The Company also has the right to repurchase units in the event of the death of a unit holder and any transfer of Units will require several deliverables from the transferring member and transferee. Further, there are related drag-along rights where in the event that a majority of the Class A Members, the Common Members, the Class B Members and the Class C Members voting as separate classes, propose to transfer their Units, all of the Units owed by all of the Company’s members must be sold in the transaction so long as the transaction is approved by the Directors. Last, the Directors are able to block any proposed transfer of units that may require the Company to once again, become a reporting company.

	See Article 9 of the Existing Operating Agreement	See Article 9 of the Proposed Operating Agreement

Vote Required for Approval

The proposal to amend and restate our Fourth Amended and Restated Operating Agreement is conditioned on the approval of Proposal 2 at the annual meeting.

Pursuant to Section 6.7 of our Existing Operating Agreement, members holding at least 25% of the outstanding units (which shall include members holding at least 25% of the outstanding Common Units and Class B Units, in the aggregate and, with respect to any matter upon which the Class A Units are entitled to vote, shall include Members holding at least 25% of the outstanding Class A Units) will constitute a quorum of the members for the Annual Meeting. Since we had 42,049 Common Units, 6,987 Class B Units, and 56,086 Class A Units outstanding and entitled to vote as of the Record Date, an aggregate of at least 12,259 Common Units and Class B Units in addition to at least 14,022 Class A Units need to be represented at the Annual Meeting in order for there to be a quorum.

Approval of the Proposed Operating Agreement, including the provisions to effect the Reclassification, requires the affirmative vote of a majority of the Common Units, a majority of the Class A Units, and a majority of the Class B Units that are outstanding, eligible to vote and represented in person or by proxy at the Annual Meeting, if a quorum is present. In accordance with Section 6.6 of our Existing Operating Agreement, abstentions or proxies or ballots marked to “withhold authority” will be counted for purposes of determining the presence or absence of a quorum for the transaction of business but will not be counted as votes cast for or against the proposals to be voted upon at the Annual Meeting.

If a quorum is not present at the time and place scheduled for the Annual Meeting, the members present at that time may reschedule the Annual Meeting to a later date in order to give the Board additional time to solicit proxies for use at the Annual Meeting. The proposal to adjourn or postpone the Annual Meeting must be approved by the holders of at least a majority of the outstanding units represented at the Annual Meeting (even if a quorum is not present) in order for the meeting to be validly postponed or adjourned to solicit additional proxies or for other purposes.

Our Board will have the discretion to determine if and when to effect the Proposed Operating Agreement, including the Reclassification, and reserves the right to abandon the Proposed Operating Agreement and the Reclassification, even if approved by the members. For example, if the number of record holders of units changes such that the Reclassification would no longer accomplish our intended goal of discontinuing our reporting obligations owed to the SEC, our Board may determine not to amend and restate our Fourth Amended and Restated Operating Agreement.

Recommendation of the Lincolnway Energy, LLC Board

THE LINCOLNWAY BOARD RECOMMENDS THAT THE MEMBERS VOTE “FOR” THE APPROVAL TO AMEND AND RESTATE OUR FOURTH AMENDED AND RESTATED OPERATING AGREEMENT

PROPOSAL 2 — RECLASSIFICATION OF THE COMPANY'S UNITS

Overview

In conjunction with Proposal 1 to amend our Fourth Amended and Restated Operating Agreement, the Board would like to ask for your vote to reclassify our units into five (5) classes. The Reclassification will affect the rights of the Common Units, the Class B Units, the Class C Units and the Class D Units. The changes to the rights of each unit holder can be found in tabular format under the section entitled "The Fifth Amended and Restated Operating Agreement". The members are further encouraged to read the sections titled "Questions and Answers about the Reclassification", "Reasons for the Reclassification" and "Fairness of the Reclassification" before casting their vote.

Voting Requirements

The proposal to reclassify your units into five classes is conditioned on the approval of the proposal to amend and restate our Fourth Amended and Restated Operating Agreement (Proposal NO. 1).

Approval of the Reclassification requires the affirmative vote of a majority of the Common Units, a majority of the Class A Units, and a majority of the Class B Units that are outstanding, eligible to vote and represented in person or by proxy at the Annual Meeting, if a quorum is present. In accordance with Section 6.6 of our Operating Agreement, abstentions or proxies or ballots marked to “withhold authority” will be counted for purposes of determining the presence or absence of a quorum for the transaction of business but will not be counted as votes cast for or against the proposals to be voted upon at the Annual Meeting.

Our Directors are asking separately for the vote to amend and restate our Fourth Amended and Restated Operating Agreement (Proposal 1) and the approval of the Reclassification of units (Proposal 2), though the Reclassification could be effected solely through the approval of Proposal 1. The Directors believe that the Reclassification is an important unitholder matter and deserves separate distinct attention, given the impacts on our unitholders. The Directors, in the interest of fairness, want to make explicitly clear the impacts that the Proposed Operating Agreement will have on the Company. The Proposed Operating Agreement and the Reclassification are conditioned on one another, unless the unitholders vote in favor of both proposals, both will fail. For more information on the effect of the Reclassification of your units, please see the section entitled "Effects of the Reclassification on Unit Holders of LWE."

Our Board will have the discretion to determine if and when to effect the Proposed Operating Agreement, including the Reclassification, and reserves the right to abandon the Proposed Operating Agreement and the Reclassification, even if approved by the members. For example, if the number of record holders of units changes such that the Reclassification would no longer accomplish our intended goal of discontinuing our reporting obligations owed to the Securities and Exchange Commission (the “SEC”), our Board may determine not to effect the Reclassification.

THE LINCOLNWAY BOARD RECOMMENDS THAT THE MEMBERS VOTE “FOR” THE APPROVAL TO AMEND AND RESTATE OUR FOURTH AMENDED AND RESTATED OPERATING AGREEMENT

PROPOSAL 3 — ADJOURNMENT OR POSTPONEMENT PROPOSAL

Overview

The Adjournment or Postponement Proposal, if adopted, will allow the Linconway Energy, LLC Board to adjourn the meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies. The Adjournment Proposal will only be presented to our Members in the event that there are insufficient votes for, or otherwise in connection with, the approval of the other Proposals. If our shareholders approve the Adjournment Proposal, we may adjourn the meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from our Members who have voted previously.

Consequences if the Adjournment Proposal is Not Approved

If the Adjournment Proposal is not approved by the Members, the Linconway Energy, LLC Board may not be able to adjourn the meeting to a later date in the event that there are insufficient votes for, or otherwise in connection with, the approval of the other Proposals.

Vote Required for Approval

The Adjournment Proposal is not conditioned on the approval of any other Proposal at the annual meeting.

The approval of the Adjournment Proposal requires the affirmative vote (in person or by proxy) of the holders of a majority of the holders of the of Class A Units, Class B Units, and Common Units voting as a single class at a meeting even where a quorum is not present.

Recommendation of the Board

THE LINCOLNWAY BOARD RECOMMENDS THAT THE MEMBERS VOTE “FOR” THE APPROVAL OF THE ADJOURNMENT OR POSTPONEMENT PROPOSAL.

PROPOSAL 4 — VOTE ON ELECTION OF DIRECTORS

The Lincolnway Energy, LLC Board is currently governed by seven (7) directors. The holders of Common Units and Class B Units, voting collectively as a class are entitled to elect three (3) Directors (the “Elected Directors”). Pursuant to our Existing Operating Agreement, the members of the Board are divided into three classes, with only one class of directors being elected in each year and each class (except for those directors appointed prior to our first annual meeting) serving a three-year term. Our Existing Operating Agreement also provides that the holders of Class A Units, by majority vote of the holders of the Class A Units, are entitled to appoint four Directors (the “Class A Directors”) from time to time, as determined in the discretion of the holder of the Class A Units. Only two (2) Directors which the Common Units and Class B Units are eligible to vote for are being voted for in this Proposal.

The two (2) Directors who are up for election are Jeff Taylor and Bill Couser, each of whom have been a director of the Company since it was organized in May of 2004. Each meet the standards of independence applicable to companies listed on the NASDAQ Capital Market (though our units are not traded on any exchange).

Information regarding each nominee is set forth in the section entitled "Elected Directors" and the members are encouraged to read this section in its entirety before casting their vote.

Vote Required for Approval

The Vote on Election of Directors Proposal is not conditioned on the approval of any other Proposal at the Annual Meeting.

Approval of the Director Election Proposal requires the affirmative vote (in person or by proxy) of a plurality of the votes cast by the holders of shares of Class B Units and Common Units entitled to vote thereon at the special meeting as a single class where a quorum is present.

Recommendation of the Board

THE LINCOLNWAY BOARD RECOMMENDS THAT THE MEMBERS VOTE “FOR” EACH OF THE NOMINEES.

PROPOSAL 5 — RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Overview

Our directors and the Audit Committee have selected RSM US LLP (“RSM”) as the Company’s independent registered public accounting firm (sometimes referred to in this Proxy Statement as our “independent auditor”) for the fiscal year ending September 30, 2022, and our directors are asking the members to ratify that selection. RSM has served as our independent registered public accounting firm since October 2005. Although the engagement, retention and supervision of the Company’s independent registered public accounting firm is within the authority of our directors and the Audit Committee, the directors consider the selection of the auditor to be an important matter of member concern and are submitting the selection of RSM for ratification by the members as a matter of good corporate practice.

One or more representatives of RSM are expected to be virtually present at the 2022 Annual Meeting and will have the opportunity to make a statement at the meeting if they desire to do so, and are also expected to be available to respond to appropriate questions.

Disclosure of Independent Registered Public Accounting Firm Fees

The following table presents fees for professional services rendered by RSM for the audit of our annual financial statements for the fiscal years ended September 30, 2021 and 2020 and fees billed for other services rendered by RSM during those periods:

	Year Ended September 30,
	2021	2020
Audit Fees	$117,975	$115,770
Tax Fees	$177,500	$174,569
TOTAL	$295,475	$290,339

Audit Fees. The audit fees were billed for the audit by RSM of our annual financial statements and review of the financial statements included in our quarterly reports on Form 10-Q or services that are normally provided by RSM in connection with statutory and regulatory filings or engagements.

Tax Fees. The tax fees were billed for services rendered by RSM for tax compliance, tax advice and tax planning. The nature of the services comprising the tax fees was for year-end tax preparation of the partnership return and associated K-1's. Tax fees also include services provided relating to research and development tax credits and refund opportunities for state and local sales and use taxes ($110,500 and $127,000 in Fiscal Year 2021 and Fiscal Year 2020, respectively).

Our Audit Committee has concluded that the provision of the non-audit services listed above is compatible with maintaining the independence of RSM.

Pre-Approval of Audit and Non-Audit Services

As set forth in the charter of the Audit Committee, it is the policy of the Company that all audit and non-audit engagements of RSM are pre-approved by the Audit Committee.

Vote Required

Assuming a quorum is represented at the 2022 Annual Meeting, the affirmative vote of a majority of the units represented in person or by proxy at the 2022 Annual Meeting is required for the approval of the proposal. Abstentions or proxies or ballots marked to “withhold authority” will be counted for purposes of determining the presence or absence of a quorum for the transaction of business but will not be counted as votes cast for or against Proposal 5.

THE LINCOLNWAY BOARD RECOMMENDS THAT THE MEMBERS VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF RSM US LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2022.

EXHIBITS INCORPORATED BY REFERENCE

The following exhibits are incorporated by reference as part of this Proxy Statement.

Exhibit No.	Description
99.1	Registrant's 10-K FYE 9-30-2021 filed with the Commission on December 22, 2021
99.2	Registrant's 10-Q/A FQE 12-31-2021 filed with the Commission on March 29, 2022
99.3	Fourth Amended and Restated Operating Agreement of Lincolnway Energy, LLC
99.4	Fifth Amended and Restated Operating Agreement of Lincolnway Energy, LLC

APPENDIX A

PRELIMINARY COPY - NOT FOR USE
FORM OF PROXY
2022 ANNUAL MEETING OF MEMBERS

[Proxy Mailed Date], 2022

The undersigned hereby appoints Rick Vaughan and Robert Brummels, and each of them, with full power of substitution, and hereby authorizes them to represent the undersigned and to vote all of the units of LINCOLNWAY ENERGY, LLC (the “Company”) held of record by the undersigned on [Record Date], 2022, at the Annual Meeting of Members of the Company to be held on [Meeting Date], 2022 (the “2022 Annual Meeting”), commencing at 9:00 a.m. central, at the Radisson Hotel Ames Conference Center at ISU, 2609 University Blvd., Ames, Iowa, and any postponements or adjournments thereof. If you need directions to the Radisson, please call Lincolnway Energy at (515) 232-1010.

This proxy card when properly executed will be voted as directed by the undersigned member. If no direction is made, this proxy will be voted “FOR” Proposals 1, 2, 3, and 5 and “FOR” each of the director nominees nominated in Proposal 4. The proxies, in their discretion, are further authorized to vote on other matters which may properly come before the 2022 Annual Meeting and any adjournments or postponements thereof.

You can deliver this proxy card in person at the 2022 Annual Meeting prior to the announcement of the voting results. You can also deliver this proxy card to the principal office of the Company at 59511 W. Lincoln Highway, Nevada, Iowa 50201 in person or by mail provided the proxy card must be RECEIVED by the Company before 9:00 a.m. on [Meeting Date], 2022 in order to be valid and counted.

If you return your proxy card before the 2022 Annual Meeting and decide that you want to change your vote, you can do so by coming to the Company’s principal office before 9:00 a.m. on [Meeting Date], 2022 or by coming to the 2022 Annual Meeting and notifying any director at any time before the voting results are announced at the 2022 Annual Meeting. In either case, you will be given another proxy card to complete and deliver either at the 2022 Annual Meeting or to the Company’s principal office at any time before 9:00 a.m. on [Meeting Date], 2022.

PLEASE INDICATE YOUR SELECTIONS BY FIRMLY PLACING AN "X" IN THE APPROPRIATE BOX(ES) RELATING TO EACH PROPOSAL WITH BLUE OR BLACK INK

PROPOSAL 1- AMEND AND RESTATE OUR FOURTH AMENDED AND RESTATED OPERATING AGREEMENT: Proposal to approve, the proposed Fifth Amended and Restated Operating Agreement (the "Proposed Operating Agreement") to provide for five separate and distinct classes of units. Proposal 1 is condition on the approval of Proposal 2. If Proposal 2 is not approved, the Board will not implement Proposal 1, even if it is approved by the Members. Our directors recommend a vote "FOR" this proposal.

0	FOR	0	AGAINST	0	ABSTAIN

PROPOSAL 2- RECLASSIFY THE COMPANY'S UNITS: Proposal to approve the reclassification of our units into Common, Class A, Class B, Class C, and Class D Units for the purpose of discontinuing the registration of our units under the Securities Exchange Act of 1934. Proposal 2 is conditioned on the approval of Proposal 1. If Proposal 1 is not approved, the Board will not implement Proposal 2, even if it is approved by the Members. Our directors recommend a vote "FOR" this proposal.

0	FOR	0	AGAINST	0	ABSTAIN

PROPOSAL 3- ADJOURNMENT OR POSTPONEMENT: Proposal to Adjourn or postpone the Annual Meeting, if necessary or appropriate, for the purpose of soliciting additional proxies if there are not sufficient votes at the time of the Annual Meeting to approve the matters under consideration. Our directors recommend a vote "FOR" this proposal.

0	FOR	0	AGAINST	0	ABSTAIN

PROPOSAL 4- VOTE ON ELECTION OF DIRECTORS: Proposal to elect two director nominees identified below to serve until the 2025 Annual Meeting of Members for Mr. Taylor and the 2024 Annual Meeting of Members for Mr. Couser, or until their successors shall be elected and qualified. If no voting direction is made below, the proxies will vote your units “FOR” each of the nominees. Our directors recommend a vote “FOR” each of the two nominees.

William Couser	0	FOR	0	WITHHOLD/ABSTAIN
Jeff Taylor	0	FOR	0	WITHHOLD/ABSTAIN

PROPOSAL5-VOTE ON RATIFICATION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTANT: Proposal to ratify the selection of RSM US LLP to act as the independent registered public accounting firm for the Company for the fiscal year ending September 30, 2022. If no voting direction is made below, the proxies will vote your units “FOR” the ratification of RSM US LLP. Our directors recommend a vote "FOR" this proposal.

0	FOR	0	AGAINST	0	ABSTAIN

PLEASE SIGN, DATE AND RETURN THIS PROXY as soon as possible to Lincolnway Energy, LLC, 59511 W. Lincoln Highway, Nevada, Iowa 50201.

Dated: __________________, 2022

SIGNATURE BLOCK FOR INDIVIDUALS OR JOINT OWNERS*	SIGNATURE BLOCK FOR ENTITY** (Corporation, Partnership, Trust, IRA)

(Signature 1)	(PRINTED Entity Name)
Printed Name 1:
(Authorized Signature)
Printed Authorized Name:
(Signature 2)
Printed Name 2:	Title:

* If units are held jointly, each holder should sign. Please sign your name exactly as it appears on the unit certificate.
** Please sign your name exactly as it appears on the unit certificate. If signing for estates, trusts, corporations, IRAs or partnerships, title or capacity should be stated.

APPENDIX B

FORM OF TRANSMITTAL LETTER

LINCOLNWAY ENERGY, LLC
59511 W. Lincoln Highway
Nevada, Iowa 50201

[Date]

[name]
[address]
[city, state, zip code]

Re: Lincolnway Energy, LLC Membership Certificates

Dear Member:

As you know, the Members of Lincolnway Energy, LLC (the “Company”) affirmatively voted on [Meeting Date], 2022 to reclassify the membership units of the Company into five classes: Common, Class A, Class B, Class C and Class D. We now ask that you return your original membership certificate(s) to the Company so that we may re-issue a new certificate to you which will identify the Class of membership units you now own. If your original membership certificates are being held by a bank as security interest for debt or by a trustee or other third party, please make arrangements with such third parties to return your original membership certificates as soon as possible.

Please mail or hand-deliver your membership certificates to:

Lincolnway Energy, LLC
59511 W. Lincoln Highway
Nevada, Iowa 50201

Please feel free to contact Jeff Kistner at (515) 232-1010 if you have any questions regarding the return of your membership certificates.
Very truly yours,
/s/ William Couser
William Couser
Chairman of the Board